                                                                    EXHIBIT 10.2

                           THIRD AMENDED AND RESTATED

                      UNSECURED REVOLVING CREDIT AGREEMENT

                            DATED AS OF JUNE 11, 2004

                                      AMONG

                       FIRST INDUSTRIAL, L.P., AS BORROWER

                      FIRST INDUSTRIAL REALTY TRUST, INC.,

                        AS GENERAL PARTNER AND GUARANTOR

                                   THE LENDERS

                                       AND

                                  BANK ONE, NA,

                             AS ADMINISTRATIVE AGENT

                                       AND

                         BANC ONE CAPITAL MARKETS, INC.

                      AS LEAD ARRANGER AND SOLE BOOK RUNNER

                                       AND

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                              AS SYNDICATION AGENT

                                       AND

                                COMMERZBANK, AG,

                         PNC BANK, NATIONAL ASSOCIATION

                                       AND

                             WELLS FARGO BANK, N.A.

                             AS DOCUMENTATION AGENTS

                                TABLE OF CONTENTS

Article I. DEFINITIONS AND ACCOUNTING TERMS...............................................................        2
   1.1.     Definitions...................................................................................        2
   1.2.     Financial Standards...........................................................................       18
Article II. THE FACILITY..................................................................................       19
   2.1.     The Facility..................................................................................       19
   2.2.     Principal Payments and Extension Option.......................................................       19
   2.3.     Requests for Advances; Responsibility for Advances............................................       20
   2.4.     Evidence of Credit Extensions.................................................................       20
   2.5.     Ratable and Non-Pro Rata Loans................................................................       20
   2.6.     Applicable Margins............................................................................       20
   2.7.     Other Fees....................................................................................       21
   2.8.     Minimum Amount of Each Advance................................................................       21
   2.9.     Interest......................................................................................       21
   2.10.       Selection of Rate Options and LIBOR Interest Periods.......................................       22
   2.11.       Method of Payment..........................................................................       24
   2.12.       Default....................................................................................       24
   2.13.       Lending Installations......................................................................       25
   2.14.       Non-Receipt of Funds by Administrative Agent...............................................       25
   2.15.       Swingline Loans............................................................................       25
   2.16.       Competitive Bid Loans......................................................................       26
   2.17.       Voluntary Reduction of Aggregate Commitment Amount.........................................       30
   2.18.       Increase in Aggregate Commitment...........................................................       30
   2.19.       Application of Moneys Received.............................................................       31
Article III. THE LETTER OF CREDIT SUBFACILITY.............................................................       32
   3.1.     Obligation to Issue...........................................................................       32
   3.2.     Types and Amounts.............................................................................       32
   3.3.     Conditions....................................................................................       32
   3.4.     Procedure for Issuance of Facility Letters of Credit..........................................       33
   3.5.     Reimbursement Obligations; Duties of Issuing Bank.............................................       34
   3.6.     Participation.................................................................................       34
   3.7.     Payment of Reimbursement Obligations..........................................................       36
   3.8.     Compensation for Facility Letters of Credit...................................................       37
   3.9.     Letter of Credit Collateral Account...........................................................       37
Article IV. CHANGE IN CIRCUMSTANCES.......................................................................       38
   4.1.     Yield Protection..............................................................................       38
   4.2.     Changes in Capital Adequacy Regulations.......................................................       38
   4.3.     Availability of LIBOR Advances................................................................       39
   4.4.     Funding Indemnification.......................................................................       39
   4.5.     Taxes.........................................................................................       39
   4.6.     Lender Statements; Survival of Indemnity......................................................       42
   4.7.     Replacement of Lenders under Certain Circumstances............................................       42
Article V. CONDITIONS PRECEDENT...........................................................................       43
   5.1.     Conditions Precedent to Closing...............................................................       43
   5.2.     Conditions Precedent to Subsequent Advances...................................................       45
Article VI. REPRESENTATIONS AND WARRANTIES................................................................       46

   6.1.     Existence.....................................................................................      46
   6.2.     Corporate/Partnership Powers..................................................................      46
   6.3.     Power of Officers.............................................................................      46
   6.4.     Government and Other Approvals................................................................      47
   6.5.     Solvency......................................................................................      47
   6.6.     Compliance With Laws..........................................................................      47
   6.7.     Enforceability of Agreement...................................................................      47
   6.8.     Title to Property.............................................................................      47
   6.9.     Litigation....................................................................................      48
   6.10.       Events of Default..........................................................................      48
   6.11.       Investment Company Act of 1940.............................................................      48
   6.12.       Public Utility Holding Company Act.........................................................      48
   6.13.       Regulation U...............................................................................      48
   6.14.       No Material Adverse Financial Change.......................................................      48
   6.15.       Financial Information......................................................................      48
   6.16.       Factual Information........................................................................      48
   6.17.       ERISA......................................................................................      49
   6.18.       Taxes......................................................................................      49
   6.19.       Environmental Matters......................................................................      49
   6.20.       Insurance..................................................................................      50
   6.21.       No Brokers.................................................................................      50
   6.22.       No Violation of Usury Laws.................................................................      50
   6.23.       Not a Foreign Person.......................................................................      50
   6.24.       No Trade Name..............................................................................      50
   6.25.       Subsidiaries...............................................................................      51
   6.26.       Unencumbered Assets........................................................................      51
Article VII. ADDITIONAL REPRESENTATIONS AND WARRANTIES....................................................      52
   7.1.     Existence.....................................................................................      53
   7.2.     Corporate Powers..............................................................................      53
   7.3.     Power of Officers.............................................................................      53
   7.4.     Government and Other Approvals................................................................      53
   7.5.     Compliance With Laws..........................................................................      53
   7.6.     Enforceability of Agreement...................................................................      53
   7.7.     Liens; Consents...............................................................................      53
   7.8.     Litigation....................................................................................      53
   7.9.     Events of Default.............................................................................      54
   7.10.       Investment Company Act of 1940.............................................................      54
   7.11.       Public Utility Holding Company Act.........................................................      54
   7.12.       No Material Adverse Financial Change.......................................................      54
   7.13.       Financial Information......................................................................      54
   7.14.       Factual Information........................................................................      54
   7.15.       ERISA......................................................................................      54
   7.16.       Taxes......................................................................................      54
   7.17.       No Brokers.................................................................................      55
   7.18.       Subsidiaries...............................................................................      55
   7.19.       Status.....................................................................................      55
Article VIII. AFFIRMATIVE COVENANTS.......................................................................      55

   8.1.     Notices.......................................................................................      55
   8.2.     Financial Statements, Reports, Etc............................................................      56
   8.3.     Existence and Conduct of Operations...........................................................      58
   8.4.     Maintenance of Properties.....................................................................      59
   8.5.     Insurance.....................................................................................      59
   8.6.     Payment of Obligations........................................................................      59
   8.7.     Compliance with Laws..........................................................................      59
   8.8.     Adequate Books................................................................................      59
   8.9.     ERISA.........................................................................................      59
   8.10.       Maintenance of Status......................................................................      59
   8.11.       Use of Proceeds............................................................................      59
   8.12.       Pre-Acquisition Environmental Investigations...............................................      59
   8.13.       Distributions..............................................................................      60
Article IX. NEGATIVE COVENANTS............................................................................      60
   9.1.     Change in Business............................................................................      60
   9.2.     Change of Management of Properties............................................................      60
   9.3.     Change of Borrower Ownership..................................................................      60
   9.4.     Use of Proceeds...............................................................................      60
   9.5.     Transfers of Unencumbered Assets..............................................................      60
   9.6.     Liens.........................................................................................      61
   9.7.     Regulation U..................................................................................      61
   9.8.     Indebtedness and Cash Flow Covenants..........................................................      61
   9.9.     Mergers and Dispositions......................................................................      62
   9.10.       Negative Pledge............................................................................      63
   9.11.       Maximum Revenue from Single Tenant.........................................................      63
   9.12.       Issuance of Senior Preferred Stock.........................................................      63
Article X. DEFAULTS.......................................................................................      63
   10.1.       Nonpayment of Principal....................................................................      63
   10.2.       Certain Covenants..........................................................................      63
   10.3.       Nonpayment of Interest and Other Obligations...............................................      63
   10.4.       Cross Default..............................................................................      63
   10.5.       Loan Documents.............................................................................      63
   10.6.       Representation or Warranty.................................................................      64
   10.7.       Covenants, Agreements and Other Conditions.................................................      64
   10.8.       No Longer General Partner..................................................................      64
   10.9.       Material Adverse Financial Change..........................................................      64
   10.10.      Bankruptcy.................................................................................      64
   10.11.      Legal Proceedings..........................................................................      65
   10.12.      ERISA......................................................................................      65
   10.13.      [Intentionally Omitted.]...................................................................      65
   10.14.      Failure to Satisfy Judgments...............................................................      65
   10.15.      Environmental Remediation..................................................................      65
Article XI. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES................................................      65
   11.1.       Acceleration...............................................................................      65
   11.2.       Preservation of Rights; Amendments.........................................................      66
Article XII. THE ADMINISTRATIVE AGENT.....................................................................      66
   12.1.       Appointment................................................................................      66

   12.2.       Powers.....................................................................................      67
   12.3.       General Immunity...........................................................................      67
   12.4.       No Responsibility for Loans, Recitals, etc.................................................      67
   12.5.       Action on Instructions of Lenders..........................................................      67
   12.6.       Employment of Administrative Agents and Counsel............................................      67
   12.7.       Reliance on Documents; Counsel.............................................................      68
   12.8.       Administrative Agent's Reimbursement and Indemnification...................................      68
   12.9.       Rights as a Lender.........................................................................      68
   12.10.      [Intentionally Omitted.]...................................................................      68
   12.11.      Lender Credit Decision.....................................................................      68
   12.12.      Successor Administrative Agent.............................................................      69
   12.13.      Notice of Defaults.........................................................................      69
   12.14.      Requests for Approval......................................................................      69
   12.15.      Copies of Documents........................................................................      70
   12.16.      Defaulting Lenders.........................................................................      70
   12.17.      Delegation to Affiliates...................................................................      70
   12.18.      Co-Agents, Managing Agents, Documentation Agent, Syndication Agent, etc....................      71
Article XIII. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS...........................................      71
   13.1.       Successors and Assigns.....................................................................      71
   13.2.       Participations.............................................................................      71
   13.3.       Assignments................................................................................      72
   13.4.       Dissemination of Information...............................................................      74
   13.5.       Tax Treatment..............................................................................      74
Article XIV. GENERAL PROVISIONS...........................................................................      74
   14.1.       Survival of Representations................................................................      74
   14.2.       Governmental Regulation....................................................................      74
   14.3.       Taxes......................................................................................      74
   14.4.       Headings...................................................................................      74
   14.5.       No Third Party Beneficiaries...............................................................      74
   14.6.       Expenses; Indemnification..................................................................      75
   14.7.       Severability of Provisions.................................................................      75
   14.8.       Nonliability of the Lenders................................................................      75
   14.9.       Choice of Law..............................................................................      75
   14.10.      Consent to Jurisdiction....................................................................      75
   14.11.      Waiver of Jury Trial.......................................................................      76
   14.12.      Successors and Assigns.....................................................................      76
   14.13.      Entire Agreement; Modification of Agreement................................................      76
   14.14.      Dealings with the Borrower.................................................................      77
   14.15.      Set-Off....................................................................................      77
   14.16.      Counterparts...............................................................................      77
Article XV. NOTICES.......................................................................................      78
   15.1.       Giving Notice..............................................................................      78
   15.2.       Change of Address..........................................................................      79

EXHIBITS

A        -        Percentages
B-1      -        Form of Note
B-2      -        Form of Competitive Bid Note
C-1      -        Form of Competitive Bid Quote Request
C-2      -        Invitation for Competitive Bid Quotes
C-3      -        Competitive Bid Quote
D        -        Form of Guaranty
E        -        Opinion of Borrower's Counsel
F        -        Opinion of General Partner's Counsel
G        -        Wiring Instructions
H        -        Form of Compliance Certificate
I        -        Intentionally Deleted
J        -        Form of Assignment Agreement
K        -        Form of Designation Agreement
L        -        Form of Amendment

SCHEDULES

6.9      Litigation (Borrower)
6.19     Environmental Compliance
6.24     Trade Names
6.25     Subsidiaries (Borrower)
6.26     Unencumbered Assets
7.8      Litigation (General Partner)
7.18     Subsidiaries (General Partner)

        THIRD AMENDED AND RESTATED UNSECURED REVOLVING CREDIT AGREEMENT

      THIS THIRD AMENDED AND RESTATED UNSECURED REVOLVING CREDIT AGREEMENT is entered into as of June 11, 2004 by and among the following:

      FIRST INDUSTRIAL, L.P., a Delaware limited partnership having its principal place of business at 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606 ("Borrower"), the sole general partner of which is First Industrial Realty Trust, Inc., a Maryland corporation;

      FIRST INDUSTRIAL REALTY TRUST, INC., a Maryland corporation that is qualified as a real estate investment trust whose principal place of business is 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606 ("General Partner");

      BANK ONE, NA ("Bank One"), a national bank organized under the laws of the United States of America having an office at 1 Bank One Plaza, Chicago, Illinois 60670 as Administrative Agent ("Administrative Agent") for the Lenders (as defined below);

      WACHOVIA BANK, NATIONAL ASSOCIATION as Syndication Agent ("Syndication Agent");

      COMMERZBANK, AG, PNC BANK, NATIONAL ASSOCIATION and WELLS FARGO BANK, N.A. as Documentation Agents ("Documentation Agents"); and

      Those Lenders identified on the signature pages hereto.

                                    RECITALS

      A. Borrower is primarily engaged in the business of acquiring, developing, owning and operating bulk warehouse and light industrial properties.

      B. Borrower, the General Partner, the Administrative Agent and certain of the Lenders are parties to the "Existing Credit Agreement" (as defined below).

      C. The Borrower has requested that the Existing Credit Agreement (the "Facility") be amended and restated, to extend the maturity date of the Facility and to amend certain other provisions of the Existing Credit Agreement further as hereinafter set forth. The Administrative Agent and the Lenders have agreed to do so.

      D. General Partner is fully liable for the obligations of Borrower hereunder by virtue of its status as the sole general partner of Borrower and as guarantor under the Guaranty.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   Article I.

                        DEFINITIONS AND ACCOUNTING TERMS

      1.1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

      "Absolute Interest Period" means, with respect to a Competitive Bid Loan made at an Absolute Rate, a period of up to 180 days as requested by Borrower in a Competitive Bid Quote Request and confirmed by a Lender in a Competitive Bid Quote but in no event extending beyond the Maturity Date. If an Absolute Interest Period would end on a day which is not a Business Day, such Absolute Interest Period shall end on the next succeeding Business Day.

      "Absolute Rate" means a fixed rate of interest (rounded to the nearest 1/100 of 1%) for an Absolute Interest Period with respect to a Competitive Bid Loan offered by a Lender and accepted by the Borrower at such rate under Section 2.16.

      "Adjusted EBITDA" means for any Person the sum of EBITDA for such Person and such Person's reported corporate overhead for itself and its Subsidiaries; provided that "Adjusted EBITDA" shall not include overhead related to specific properties.

      "Adjusted LIBOR Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the Base LIBOR Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus, (ii) in the case of ratable LIBOR Advances, the LIBOR Applicable Margin in effect from time to time during such LIBOR Interest Period, or in the case of LIBOR Advances made as Competitive Bid Loans, the Competitive LIBOR Margin established in the Competitive Bid Quote applicable to such Competitive Bid Loan.

      "Adjusted Prime Rate" means a floating interest rate equal to the Prime Rate plus Prime Applicable Margin changing when and as the Prime Rate and Prime Applicable Margin changes.

      "Adjusted Prime Rate Advance" means an Advance that bears interest at the Adjusted Prime Rate.

      "Administrative Agent" means Bank One, in its capacity as contractual representative of the Lenders pursuant to Article XII, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article XII.

      "Advance" means a borrowing hereunder, (i) disbursed by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same type and, in the case of LIBOR Loans, for the same Interest Period. The term "Advance" shall include Swingline Loans and Competitive Bid Loans unless otherwise expressly provided.

      "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with any other Person. A Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "Aggregate Commitment" means, as of any date, the sum of all of the Lenders' then-current Commitments, which initially shall be $300,000,000, subject to Borrower's right to reduce the Aggregate Commitment pursuant to
Section 2.17 and to increase the Aggregate Commitment pursuant to Section 2.18.

      "Agreement" means this Third Amended and Restated Unsecured Revolving Credit Agreement and all amendments, modifications and supplements hereto.

      "Agreement Execution Date" shall mean ____, 2004, the date on which all of the parties hereto have executed this Agreement.

      "Allocated Facility Amount" means, at any time, the sum of all then outstanding Advances (including all Swingline Loans and Competitive Bid Loans), and the then outstanding Facility Letter of Credit Obligations.

      "Applicable Cap Rate" means 8.5%.

      "Applicable Margin" means the applicable margins set forth in the table in
Section 2.6 used in calculating the interest rate applicable to the various types of Advances, which shall vary from time to time in accordance with the long term, senior unsecured debt ratings of Borrower and General Partner in the manner set forth in Section 2.6.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Arranger" means Banc One Capital Markets, Inc.

      "Bank One" means Bank One, NA.

      "Base LIBOR Rate" means, with respect to a LIBOR Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Base LIBOR Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant LIBOR Advance and having a maturity equal to such Interest Period.

      "Borrower" means First Industrial, L.P., along with its permitted successors and assigns.

      "Borrowing Date" means a Business Day on which an Advance is made to the Borrower.

      "Borrowing Notice" is defined in Section 2.10(a) hereof.

      "Business Day" means a day, other than a Saturday, Sunday or holiday, on which banks are open for business in Chicago, Illinois and, where such term is used in reference to the selection or determination of the Adjusted LIBOR Rate, in London, England.

      "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

      "Cash Equivalents" shall mean (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by Standard and Poor's Corporation or P-1 or better by Moody's Investors Service, Inc., or (iii) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

      "Code" means the Internal Revenue Code of 1986 as amended from time to time, or any replacement or successor statute, and the regulations promulgated thereunder from time to time.

      "Collateral Letter of Credit" means any irrevocable unconditional Letter of Credit issued in the name of the Administrative Agent for the benefit of the Lenders in form and substance satisfactory to the Administrative Agent and drawn on a bank having a rating of at least AA by S&P and otherwise satisfactory to the Administrative Agent.

      "Commitment" means the obligation of each Lender, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties herein, to make Advances not exceeding in the aggregate the amount set forth in Exhibit A, or the amount stated in any subsequent amendment hereto.

      "Competitive Bid Borrowing Notice" is defined in Section 2.16(f).

      "Competitive Bid Lender" means a Lender which has a Competitive Bid Loan outstanding.

      "Competitive Bid Loan" is a Loan made pursuant to Section 2.16 hereof.

      "Competitive Bid Note" means the promissory note payable to the order of each Lender in the form attached hereto as Exhibit B-2 to be used to evidence any Competitive Bid Loans which such Lender elects to make (collectively, the "Competitive Bid Notes").

      "Competitive Bid Quote" means a response submitted by a Lender to the Administrative Agent with respect to a Competitive Bid Quote Request in the form attached as Exhibit C-3.

      "Competitive Bid Quote Request" means a written request from Borrower to Administrative Agent in the form attached as Exhibit C-1.

      "Competitive LIBOR Margin" means, with respect to any Competitive Bid Loan for a LIBOR Interest Period, the percentage established in the applicable Competitive Bid Quote which is to be used to determine the interest rate applicable to such Competitive Bid Loan.

      "Consolidated Operating Partnership" means the Borrower, the General Partner and any other subsidiary partnerships or entities of either of them which are required under GAAP to be consolidated with the Borrower and the General Partner for financial reporting purposes.

      "Consolidated Secured Debt" means as of any date of determination, the sum of (a) the aggregate principal amount of all Indebtedness of the Consolidated Operating Partnership outstanding at such date which is secured by a Lien on any asset or Capital Stock of Consolidated Operating Partnership, including without limitation loans secured by mortgages, stock, or partnership interests, but excluding Defeased Debt and (b) the amount by which the aggregate principal amount of all Indebtedness of the Subsidiaries of the Borrower or General Partner outstanding at such date exceeds $5,000,000, without duplication of any Indebtedness included under clause (a).

      "Consolidated Senior Unsecured Debt" means as of any date of determination, the aggregate principal amount of all Indebtedness of the Consolidated Operating Partnership outstanding at such date other than (a) Indebtedness which is contractually subordinated to the Indebtedness of the Consolidated Operating Partnership under the Loan Documents on terms acceptable to the Administrative Agent and (b) that portion of Consolidated Secured Debt described in clause (a) of that definition.

      "Consolidated Total Indebtedness" means as of any date of determination, all Indebtedness of the Consolidated Operating Partnership outstanding at such date, determined on a consolidated basis in accordance with GAAP, after eliminating intercompany items; provided that for purposes of defining "Consolidated Total Indebtedness" the term "Indebtedness" shall not include the short term debt (e.g. accounts payable, short term expenses) of Borrower or General Partner or Defeased Debt.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with all or any of the entities in the Consolidated Operating Partnership, are treated as a single employer under Sections 414(b) or 414(c) of the Code.

      "Debt Service" means for any period, (a) Interest Expense for such period plus (b) the aggregate amount of regularly scheduled principal payments of Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) required to be made during such period by the Borrower, or any of its consolidated Subsidiaries plus (c) a percentage of all such regularly scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) taken into account in calculating Interest Expense, equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which the Borrower or any consolidated Subsidiary is liable and

(y) the percentage ownership interest in such Investment Affiliate held by the Borrower and any consolidated Subsidiaries, in the aggregate, without duplication.

      "Default" means an event which, with notice or lapse of time or both, would become an Event of Default.

      "Default Rate" means with respect to any Advance, a rate equal to the interest rate applicable to such Advance plus three percent (3%) per annum.

      "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Administrative Agent; provided that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

      "Defeased Debt" means that portion of debt which has already been defeased by depositing collateral in the form of obligations supported by the credit of the United States government in such amounts as are required and permitted under the terms of the applicable loan documents.

      "Designated Lender" means any Person who has been designated by a Lender to fund Competitive Bid Loans pursuant to a Designation Agreement in the form attached hereto as Exhibit K.

      "Dollars" and "$" mean United States Dollars.

      "EBITDA" means, with respect to any Person, income before extraordinary items, without deduction of any losses related to initial offering costs of preferred stock which are written off due to the redemption of such preferred stock, and excluding any gains or losses from pay-off or retirement of debt and from sales of assets (unless they are the result of Borrower's Integrated Industrial Solutions activities, which primarily involve merchant development activities and land sales, as reported by the Borrower so long as the amount included in EBITDA from such activities does not exceed 20% of the total amount of EBITDA), as reported by such Person and its Subsidiaries on a consolidated basis in accordance with GAAP (reduced to eliminate any income from Investment Affiliates of such Person, any interest income and, with respect to the Consolidated Operating Partnership, any income from the assets used for Defeased
Debt), plus Interest Expense, depreciation, amortization and income tax (if any) expense plus a percentage of such income (adjusted as described above) of any such Investment Affiliate equal to the allocable economic interest in such Investment Affiliate held by such Person and any Subsidiaries, in the aggregate (provided that no item of income or expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories).

      "Effective Date" means each Borrowing Date and, if no Borrowing Date has occurred in the preceding calendar month, the first Business Day of each calendar month.

      "Environmental Laws" means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental

Authority having jurisdiction over the Borrower, its Subsidiaries or Investment Affiliates, or their respective assets, and regulating or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the operations of the Borrower, any Investment Affiliate, or any Subsidiary or any of their respective assets or Properties.

      "Equity Value" is defined in Section 10.10 hereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder from time to time.

      "Event of Default" means any event set forth in Article X hereof.

      "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office of such Lender's applicable Lending Installation is located.

      "Existing Credit Agreement" means that certain Second Amended and Restated Unsecured Revolving Credit Agreement dated as of September 27, 2002, as amended.

      "Extension Notice" is defined in Section 2.2 hereof.

      "Facility" means the unsecured revolving credit facility made available pursuant to this Agreement.

      "Facility Fee" and "Facility Fee Rate" are defined in Section 2.7(b).

      "Facility Letter of Credit" means a Financial Letter of Credit or Performance Letter of Credit issued hereunder.

      "Facility Letter of Credit Fee" is defined in Section 3.8.

      "Facility Letter of Credit Obligations" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, including the sum of (a) the Reimbursement Obligations and (b) the aggregate undrawn face amount of the then outstanding Facility Letters of Credit.

      "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

      "FIMC" means First Industrial Mortgage Corporation, a Delaware corporation, and the sole general partner of the Mortgage Partnership. FIMC is a wholly-owned subsidiary of the General Partner.

      "Financial Letter of Credit" means any standby Letter of Credit which represents an irrevocable obligation to the beneficiary on the part of the Issuing Bank (i) to repay money borrowed by or advanced to or for the account of the account party or (ii) to make any payment on account of any indebtedness undertaken by the account party, in the event the account party fails to fulfill its obligation to the beneficiary.

      "Financing Partnership" means First Industrial Financing Partnership, L.P., a Delaware limited partnership. Borrower and General Partner, either directly or indirectly, collectively own 100% of the partnership interests of the Financing Partnership.

      "Fitch" means Fitch, Inc.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "Funded Percentage" means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount of the Aggregate Commitment actually disbursed and outstanding to Borrower by such Lender at such time, and the denominator of which is the total amount of the Aggregate Commitment disbursed and outstanding to Borrower by all of the Lenders at such time.

      "Funds From Operations" for any period means GAAP net income, as adjusted by (i) adding back any losses related to initial offering costs of preferred stock which are written off due to the redemption of such preferred stock, (ii) excluding gains and losses from property sales (unless they are the result of Borrower's Integrated Industrial Solutions activities, which primarily involve merchant development activities and land sales, as reported by the Borrower), debt restructurings and property write-downs and adjusted for the non-cash effect of straight-lining of rents, (iii) straight-lining various ordinary operating expenses which are payable less frequently than monthly (e.g., real estate taxes), and (iv) adding back depreciation, amortization and all non-cash items. Annualized Funds From Operations for any Person will be calculated by annualizing actual Funds From Operations for the most recently ended fiscal quarter. In calculating Funds From Operations, no deduction shall be made from net income for closing costs and other one-time charges associated with the formation and capitalization of such Person.

      "GAAP" means generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements of the Borrower required hereunder.

      "General Partner" means First Industrial Realty Trust, Inc., a Maryland corporation that is listed on the New York Stock Exchange and is qualified as a real estate investment trust. General Partner is the sole general partner of Borrower.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Gross Revenues" means total revenues, calculated in accordance with GAAP.

      "Guarantee Obligation" means as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

      "Guaranty" means the Guaranty executed by the General Partner in the form attached hereto as Exhibit D.

      "Implied Capitalization Value" means for any Person as of any date, the sum of (i) the quotient of (x) the Adjusted EBITDA for such Person during the most recent four fiscal quarters (which Adjusted EBITDA shall exclude any Adjusted EBITDA attributable to all assets under development or Rollover Projects, and which Adjusted EBITDA attributable to each Project which was formerly a Rollover Project shall not be less than zero), and (y) the Applicable Cap Rate, plus (ii) an amount equal to fifty percent (50%) of the then current book value of each asset under development under GAAP other than 100% Preleased Assets Under Development, plus (iii) an amount equal to one hundred percent (100%) of the then-current book value of each 100% Preleased Asset Under Development, provided that in no event shall the aggregate amount added to Implied Capitalization Value pursuant to clauses (ii) and (iii) exceed ten percent (10%) of the Implied Capitalization Value, plus (iv) with respect to each Rollover Project, an amount equal to the greater of (A) 50% of the then-current book value, determined in accordance with GAAP, of such Rollover Project, and (B) the amount determined by dividing the Property Operating Income for such Rollover Project for the most recent four fiscal quarters by the Applicable Cap Rate (provided that the Rollover Projects shall at no time comprise more than

10% of Implied Capitalization Value), plus (v) an amount equal to 100% of unrestricted cash and unrestricted cash equivalents, including any cash on deposit with a qualified intermediary with respect to a deferred tax-free exchange (and specifically excluding any cash or cash equivalents being used to support Defeased Debt), plus (vi) an amount equal to 100% of the then-current book value, determined in accordance with GAAP, of all first mortgage receivables on income producing commercial properties, provided that in no event shall the aggregate amount added to Implied Capitalization Value pursuant to this clause (vi) exceed ten percent (10%) of Implied Capitalization Value. For purposes of computing the Implied Capitalization Value, (A) Adjusted EBITDA may be increased from quarter to quarter by the amount of net cash flow from new leases of space at the Properties approved by Administrative Agent (where such net cash flow has not then been included in EBITDA) which have a minimum term of one year and (B) Properties which either (i) were acquired during the most recent four fiscal quarters and/or (ii) were previously assets under development under GAAP but which have been completed during such four quarter period and have at least some tenants in possession of the respective leased spaces and conducting business operations therein each will be included in the calculation of Implied Capitalization Value using pro forma EBITDA for such four quarter period, so long as a "new acquisition/opening summary" form is submitted to, and approved by, Administrative Agent for each new acquisition or newly-opened Property during such four quarter period.

      "Indebtedness" of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities and other accounts payable, and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under financing leases and capital leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Operating Partnership, Guarantee Obligations of any member of the Consolidated Operating Partnership in respect of primary obligations of any other member of the Consolidated Operating Partnership), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) Net Mark-to-Market Exposure under Rate Management Transactions, (i) Rate Management Obligations, (j) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (k) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, and (l) such Person's pro rata share of debt in Investment Affiliates and any loans where such Person is liable as a general partner.

      "Insolvency" means insolvency as defined in the United States Bankruptcy Code, as amended. "Insolvent" when used with respect to a Person, shall refer to a Person who satisfies the definition of Insolvency.

      "Interest Expense" means all interest expense of the Consolidated Operating Partnership determined in accordance with GAAP plus (i) capitalized interest not covered by an interest reserve from a loan facility, plus (ii) the allocable portion (based on liability) of any accrued or paid interest incurred on any obligation for which the Consolidated Operating Partnership is wholly or partially liable under repayment, interest carry, or performance guarantees, or other relevant liabilities, plus (iii) the allocable percentage of any accrued or paid interest incurred on any Indebtedness of any Investment Affiliate, whether recourse or non-recourse, equal to the applicable economic interest in such Investment Affiliate held by the Consolidated Operating Partnership, in the aggregate, provided that no expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories; provided, however, that "Interest Expense" shall not include interest on the loans after they became Defeased Debt.

      "Interest Period" means either an Absolute Interest Period or a LIBOR Interest Period.

      "Investment Affiliate" means any Person in which the Consolidated Operating Partnership, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Operating Partnership on the consolidated financial statements of the Consolidated Operating Partnership.

      "Invitation for Competitive Bid Quotes" means a written notice to the Lenders from the Administrative Agent with respect to a Competitive Bid Quote Request in the form attached as Exhibit C-2 hereto.

      "Issuance Date" is defined in Section 3.4(a)(3).

      "Issuance Notice" is defined in Section 3.4(c).

      "Issuing Bank" means, with respect to each Facility Letter of Credit, the Lender which issues such Facility Letter of Credit. Bank One shall be the sole Issuing Bank.

      "Lenders" means, collectively, Bank One, and the other Persons executing this Agreement in such capacity, or any Person which subsequently executes and delivers any amendment hereto in such capacity and each of their respective permitted successors and assigns. Where reference is made to "the Lenders" in any Loan Document it shall be read to mean "all of the Lenders".

      "Lending Installation" means any U.S. office of any Lender authorized to make loans similar to the Advances described herein.

      "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

      "Letter of Credit Collateral Account" is defined in Section 3.9.

      "Letter of Credit Request" is defined in Section 3.4(a).

      "LIBOR Advance" means an Advance that bears interest at the Adjusted LIBOR Rate, whether a ratable Advance based on the LIBOR Applicable Margin or a Competitive Bid Loan based on a Competitive LIBOR Margin.

      "LIBOR Applicable Margin" means, as of any date with respect to any LIBOR Advance, the Applicable Margin in effect for such LIBOR Advance as determined in accordance with Section 2.6 hereof.

      "LIBOR Interest Period" means, with respect to a LIBOR Advance, a period of one, two, three or six months (to the extent that periods in excess of three months are generally available from the Lenders), as selected in advance by the Borrower, or a period of less than one month, as selected in advance by the Borrower with the consent of the Administrative Agent.

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code on any property leased to any Person under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination agreement in favor of another Person).

      "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

      "Loan Documents" means this Agreement, the Notes, the Guaranty and any and all other agreements or instruments required and/or provided to Lenders hereunder or thereunder, as any of the foregoing may be amended from time to time.

      "Market Value Net Worth" means at any time, the Implied Capitalization Value of a Person at such time minus the Indebtedness of such Person at such time.

      "Material Adverse Effect" means, with respect to any matter, that such matter in the Required Lenders' good faith judgment may (x) materially and adversely affect the business, properties, condition or results of operations of the Consolidated Operating Partnership taken as a whole, or (y) constitute a non-frivolous challenge to the validity or enforceability of any material provision of any Loan Document against any obligor party thereto.

      "Material Adverse Financial Change" shall be deemed to have occurred if the Required Lenders, in their good faith judgment, determine that a material adverse financial change has occurred which could prevent timely repayment of any Advance hereunder or materially impair Borrower's ability to perform its obligations under any of the Loan Documents.

      "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, radon, polychlorinated biphenyls and urea-formaldehyde insulation.

      "Maturity Date" means September 28, 2007, subject to extension pursuant to the terms and conditions of Section 2.2 hereof or such earlier date on which the principal balance of the Facility and all other sums due in connection with the Facility shall be due as a result of the acceleration of the Facility.

      "Monetary Default" means any Default involving Borrower's failure to pay any of the Obligations when due.

      "Moody's" means Moody's Investors Service, Inc. and its successors.

      "Mortgage Partnership" means First Industrial Mortgage L.P., a Delaware limited partnership. FIMC is the sole general partner of the Mortgage Partnership and Borrower is the sole limited partner.

      "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of unwinding such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of unwinding such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

      "Note" means the promissory note payable to the order of each Lender in the amount of such Lender's maximum Commitment in the form attached hereto as Exhibit B-1 (collectively, the "Notes").

      "Obligations" means the Advances, the Facility Letter of Credit Obligations and all accrued and unpaid fees and all other obligations of Borrower to the Administrative Agent or any or all of the Lenders arising under this Agreement or any of the other Loan Documents.

      "100% Preleased Assets Under Development" means Preleased Assets Under Development which have one hundred percent (100%) of its projected total rentable area leased at market rates to third party tenants similar to those at Borrower's other properties.

      "Other Taxes" has the meaning set forth in Section 4.5(ii).

      "Payment Date" means the last Business Day of each calendar quarter.

      "Participants" is defined in Section 13.2.1 hereof.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Percentage" means, with respect to each Lender, the applicable percentage of the then-current Aggregate Commitment represented by such Lender's then-current Commitment.

      "Performance Letter of Credit" means any standby Letter of Credit which represents an irrevocable obligation to the beneficiary on the part of the Issuing Bank to make payment on account of any default by the account party in the performance of a nonfinancial or commercial obligation.

      "Permitted Liens" are defined in Section 9.6 hereof.

      "Person" means an individual, a corporation, a limited or general partnership, an association, a joint venture or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.

      "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA, whether or not terminated, as to which the Borrower or any member of the Controlled Group may have any liability.

      "Preleased Assets Under Development" means, as of any date of determination, any Project which (i) is under construction and then treated as an asset under development under GAAP, and (ii) has, as of such date, at least fifty percent (50%) of its projected total rentable area leased at market rates to third party tenants similar to those at Borrower's other properties, both such land and improvements under construction to be valued for purposes of this Agreement at then-current book value, as determined in accordance with GAAP; provided, however, in no event shall Preleased Assets Under Development include any Project for more than 365 days from the date such Project is initially so designated under GAAP.

      "Presold Assets Under Development" means, as of any date of determination, any Project (i) which is treated as an asset under development under GAAP, (ii) which is located in the United States of America, and (iii) which has been presold under a binding purchase and sale agreement with an unaffiliated third party; provided, however, in no event shall any Project be included in such category of "Presold Assets Under Development" for more than three hundred sixty-five (365) days from the date such Project is initially so designated under GAAP.

      "Prime Applicable Margin" means the Applicable Margin in effect for an Adjusted Prime Rate Advance as determined in accordance with Section 2.6 hereof.

      "Prime Rate" means a rate per annum equal to the prime rate of interest announced by the Administrative Agent or its parent from time to time (which is not necessarily the lowest rate charged to any customer) changing when and as such prime rate changes.

      "Project" means any real estate asset which is 100% owned by the Borrower or by any Wholly-Owned Subsidiary and which is operated as an industrial property.

      "Property" means each parcel of real property owned or operated by the Borrower, any Subsidiary or Investment Affiliate.

      "Property Operating Income" means, with respect to any Property, for any period, earnings from rental operations (computed in accordance with GAAP but without deduction for reserves) attributable to such Property plus depreciation, amortization and interest expense with respect to such Property for such period, and, if such period is less than a year, adjusted by straight lining various ordinary operating expenses which are payable less frequently than once during every such period (e.g. real estate taxes and insurance). The earnings from rental operations reported for the immediately preceding fiscal quarter shall be adjusted to include pro forma earnings (as substantiated to the satisfaction of the Administrative Agent) for an entire quarter for any Property acquired or placed in service during such fiscal quarter and to exclude earnings during such quarter from any property not owned as of the end of the quarter.

      "Purchasers" is defined in Section 13.3.1 hereof.

      "Purpose Credit" has the meaning ascribed to it in Regulation U of the Board of Governors of the Federal Reserve System.

      "Qualified Officer" means, with respect to any entity, the chief financial officer, chief accounting officer or controller of such entity if it is a corporation or of such entity's general partner if it is a partnership.

      "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

      "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

      "Rate Option" means the Adjusted Prime Rate, the Adjusted LIBOR Rate or the Absolute Rate (only as applicable to Competitive Bid Loans). The Rate Option in effect on any date shall always be the Adjusted Prime Rate unless the Borrower has properly selected the Adjusted LIBOR Rate pursuant to Section 2.10 hereof or a Competitive Bid Loan pursuant to Section 2.16 hereof.

      "Rating Period" means any period during the term of the Facility during which the Borrower's or General Partner's long-term, senior unsecured debt has been rated by at least two of S&P, Moody's, and Fitch and the lower of the highest two ratings is at least BBB- (S&P) or Baa3 (Moody's) or an equivalent rating from Fitch.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Reimbursement Obligations" means at any time, the aggregate of the Obligations of the Borrower to the Lenders, the Issuing Bank and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and the Administrative Agent under or in respect of the Facility Letters of Credit.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

      "Required Lenders" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

      "Reserve Requirement" means, with respect to a LIBOR Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

      "Rollover Projects" means those Projects which, due to no or low occupancy at such Project, have a value, determined by dividing the Property Operating Income for such a Project for the most recent four fiscal quarters by the Applicable Cap Rate, of less than 50% of book value, provided that a Project shall no longer be treated as a Rollover Project after: (i) a period of six consecutive full fiscal quarters has elapsed since such Project was first included as a Rollover Project, or (ii) such Project has a value, determined by dividing the Property Operating Income for such Project for the most recent four fiscal quarters by the Applicable Cap Rate, of greater than 50% of book value.

      "S&P" means Standard & Poor's Ratings Group and its successors.

      "Senior Preferred Stock" means for any Person, any preferred stock issued by such Person which is not typical preferred stock but instead is both (i) redeemable by the holders thereof on any fixed date or upon the occurrence of any event and (ii) as to payment of dividends or amounts on liquidation, either guaranteed by any direct or indirect subsidiary of such Person or secured by any property of such Person or any direct or indirect subsidiary of such Person.

      "Subsidiary" means as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, and provided such corporation, partnership or other entity is consolidated with such Person for financial reporting purposes under GAAP.

      "Swingline Advances" means, as of any date, collectively, all Swingline Loans then outstanding under this Facility.

      "Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans not exceeding $30,000,000.

      "Swingline Lender" shall mean Bank One, in its capacity as a Lender.

      "Swingline Loan" means a Loan made by the Swingline Lender under the special availability provisions described in Section 2.15 hereof.

      "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

      "Total Liabilities" means all Indebtedness plus all other GAAP liabilities of the Borrower and its Subsidiaries.

      "Transferee" is defined in Section 13.4 hereof.

      "Unencumbered Asset" means any Project which as of any date of determination, (a) is not subject to any Liens other than Permitted Liens set forth in Sections 9.6(i) through 9.6(v), (b) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which prohibits or limits the ability of the Borrower, or its Wholly-Owned Subsidiaries, as the case may be, to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of the Borrower, or any of its Wholly-Owned Subsidiaries, (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (but not subject to any Liens other than Permitted Liens set forth in Sections 9.6(i) through 9.6(v)) on any assets or Capital Stock of the Borrower or any of its Wholly-Owned Subsidiaries or would entitle any Person to the benefit of any Lien (but excluding the Permitted Liens set forth in Sections 9.6(i) through 9.6(v)) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause), (d) is not the subject of any material architectural/engineering issue, as evidenced by a certification of Borrower, and (e) is materially compliant with the representations and warranties in Article VI below. Notwithstanding the foregoing, if any Project is a "Superfund" site under federal law or a site identified in writing by the jurisdiction in which such Project is located as having significant environmental contamination under applicable state law, Borrower shall so advise the Lenders in writing and the Required Lenders shall have the right to request from Borrower a current detailed environmental assessment (or one which is not more than two years old for Unencumbered Assets owned as of the Agreement Execution Date), and, if applicable, a written estimate of any remediation costs from a recognized environmental contractor and to exclude any such Project from Unencumbered Assets at their election. No Project of a Wholly-Owned Subsidiary shall be deemed to be unencumbered unless both such Project and all Capital Stock of such Wholly-Owned Subsidiary is unencumbered and neither such Wholly-Owned Subsidiary nor any other intervening Wholly-Owned Subsidiary between the Borrower and such Wholly-Owned Subsidiary has any Indebtedness for borrowed money (other than Indebtedness due to the Borrower).

      "Unimproved Land" means land which constitutes a single tax parcel or separately platted lot and on which construction of an industrial building has not commenced.

      "Value of Unencumbered Assets" means, as of any date, the sum of (a) the value of all Unencumbered Assets that are not assets under development under GAAP (determined in the manner set forth below), plus (b) any unrestricted cash, including any cash on deposit with a qualified intermediary with respect to a deferred tax-free exchange, plus (c) an amount equal to 100% of the then-current book value, determined in accordance with GAAP, of each first mortgage receivable secured by an income producing commercial property, provided that such first mortgage receivable is not subject to any Lien, plus (d) 100% of the then current book value of each Presold Asset Under Development that is also an Unencumbered Asset, plus (e) 100% of the then current book value of each 100% Preleased Asset Under Development that is also an Unencumbered Asset, plus (f) 50% of the then current book value of each other asset under development under GAAP that constitutes an Unencumbered Asset (provided that in no event shall the aggregate amount added to Value of Unencumbered Assets from the items forth in clauses
(b), (c), (d), (e) and (f) shall not exceed 20% of the total Value of Unencumbered Assets), plus (g) with respect to each Rollover Project, an amount equal to the greater of (A) 50% of the then-current book value, determined in accordance with GAAP, of such Rollover Project, and (B) the amount determined by dividing the Property Operating Income for such Rollover Project for the most recent four fiscal quarters by the Applicable Cap Rate, (provided that the Rollover Projects shall at no time comprise more than 10% of the Value of Unencumbered Assets). Unencumbered Assets that are not assets under development under GAAP shall be valued by dividing the Property Operating Income for such Project for the most recent four fiscal quarters by the Applicable Cap Rate (provided that for the purpose of such calculation, the Property Operating Income of each Unencumbered Asset that was formerly a Rollover Project shall in no event be less than zero). If a Project has been acquired during such calculation period then Borrower shall be entitled to include pro forma Property Operating Income from such property for the entire calculation period in the foregoing calculation, except for purposes of the financial covenant comparing the Property Operating Income from Unencumbered Assets during a quarter to Debt Service for such quarter. If a Project is no longer owned as of the date of calculation, then no value shall be included based on capitalizing Property Operating Income from such Project, except for purposes of such financial covenant comparing the Property Operating Income from Unencumbered Assets during a quarter to Debt Service for such quarter.

      "Wholly-Owned Subsidiary" means a member of the Consolidated Operating Partnership 100% of the ownership interests in which are owned, directly or indirectly, by the Borrower and the General Partner in the aggregate.

      The foregoing definitions shall be equally applicable to both the singular and the plural forms of the defined terms.

      1.2. Financial Standards. All financial computations required of a Person under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with GAAP, except that if any Person's financial statements are not audited, such Person's financial statements shall be prepared in accordance with the same sound accounting principles utilized in connection with the financial information submitted to Lenders with respect to the Borrower or the General Partner or the Properties in connection with this Agreement and shall be certified by an authorized representative of such Person.

                                  Article II.

                                  THE FACILITY

2.1.  The Facility.

            (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower and General Partner contained herein, Lenders agree, severally and not jointly, to make Advances through the Administrative Agent to Borrower from time to time prior to the Maturity Date, provided that the making of any such Advance will not cause the then Allocated Facility Amount to exceed the then-current Aggregate Commitment. The Advances may be ratable Adjusted Prime Rate Advances, ratable LIBOR Advances, non-pro rata Swingline Loans or non-pro rata Competitive Bid Loans. Except as provided in Sections 2.15 and 2.16 hereof, each Lender shall fund its Percentage of each such Advance and no Lender will be required to fund any amounts which when aggregated with such Lender's Percentage of (i) all other Advances (other than Competitive Bid Loans) then outstanding, (ii) all Swingline Advances and (iii) all Facility Letter of Credit Obligations would exceed such Lender's then-current Commitment. This facility ("Facility") is a revolving credit facility and, subject to the provisions of this Agreement, Borrower may request Advances hereunder, repay such Advances and reborrow Advances at any time prior to the Maturity Date.

            (b) The Facility created by this Agreement, and that Commitment of each Lender to lend hereunder, shall terminate on the Maturity Date, unless sooner terminated in accordance with the terms of this Agreement.

            (c) In no event shall the Aggregate Commitment exceed Four Hundred Million Dollars ($400,000,000).

      2.2. Principal Payments and Extension Option. Any outstanding Advances (other than Competitive Bid Loans) and all other unpaid Obligations shall be paid in full by the Borrower on the Maturity Date. Each Competitive Bid Loan shall be paid in full on the last day of the applicable Interest Period as described in Section 2.16 below. The Maturity Date can be extended for extension periods of one year each upon notice to the Administrative Agent not later than the date which is two years prior to the Maturity Date with respect to the first such extension of the Maturity Date and not later than each anniversary of such date thereafter for each subsequent extension of the Maturity Date (each an "Extension Notice"), if (i) no Default has occurred and is continuing at the time of such notice and at the time of the then applicable Maturity Date, (ii) all of the Lenders agree to such extension, (iii) all prior extensions have been elected by the Borrower and accepted by the Lenders, and (iv) the Borrower pays, on the first business day of such extension period, an extension fee to the Administrative Agent for the account of each Lender equal to (i) if such Lender was a party to this Agreement as of the Agreement Execution Date, one-half (1/2) of the upfront fee (expressed as a percentage) paid to such Lender pursuant to the amount of such Lender's Commitment on that date, as applied to the Commitment of such Lender that will be in effect during such extension or (ii) if such Lender first became a Lender after the Agreement Execution Date, one-half (1/2) of the upfront fee that would have been paid to such Lender pursuant to such Lender's Commitment if such Lender had been a party to this Agreement as of the Agreement Execution Date and had committed to and been allocated a Commitment equal to the Commitment of such Lender that will be in effect during such extension. If the Borrower gives an Extension Notice to the Administrative Agent, the Administrative Agent shall notify the Lenders within 10 days of receipt of such request. The Lenders shall have 30 days after receipt by each such Lender of an Extension Notice to notify Administrative Agent as to whether they accept or reject such extension request and Administrative Agent shall notify Borrower and the Lenders promptly thereafter of the acceptance or rejection of the Lenders of Borrower's request to extend the Maturity Date. Any Lender not responding shall be deemed to have rejected the extension request. If the foregoing conditions are satisfied other than the condition requiring the consent of all Lenders, then Borrower shall have the right to replace any Lender that does not agree to the extension provided that Borrower notifies such Lender that it has elected to replace such Lender and notifies such Lender and the Administrative Agent of the identity of the proposed replacement Lender no later than the date six (6) months after the date of the applicable Extension Notice. The Lender being replaced shall assign its Percentage of the Aggregate Commitment and its rights and obligations under this Facility to the replacement Lender in accordance with the requirements of
Section 13.3 hereof and the replacement Lender shall assume such Percentage of the Aggregate Commitment and the related obligations under this Facility prior to the Maturity Date to be extended, all pursuant to an assignment and assumption agreement substantially in the form of Exhibit J hereto. The purchase by the replacement Lender shall be at par (plus all accrued and unpaid interest and any other sums owed to such Lender being replaced hereunder) which shall be paid to the Lender being replaced upon the execution and delivery of the assignment.

      2.3. Requests for Advances; Responsibility for Advances. Ratable Advances shall be made available to Borrower by Administrative Agent in accordance with
Section 2.1(a) and Section 2.10(a) hereof. The obligation of each Lender to fund its Percentage of each ratable Advance shall be several and not joint.

      2.4. Evidence of Credit Extensions. The Advances of each Lender outstanding at any time (other than Competitive Bid Loans) shall be evidenced by the Notes. Each Note executed by the Borrower shall be in a maximum principal amount equal to each Lender's Percentage of the current Aggregate Commitment. Each Lender shall record Advances and principal payments thereof on the schedule attached to its Note or, at its option, in its records, and each Lender's record thereof shall be conclusive absent Borrower furnishing to such Lender conclusive and irrefutable evidence of an error made by such Lender with respect to that Lender's records. Notwithstanding the foregoing, the failure to make, or an error in making, a notation with respect to any Advance shall not limit or otherwise affect the obligations of Borrower hereunder or under the Notes to pay the amount actually owed by Borrower to Lenders.

      2.5. Ratable and Non-Pro Rata Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to their Percentages, except for Swingline Loans which shall be made by the Swingline Lender in accordance with Section 2.15 and Competitive Bid Loans which may be made on a non-pro rata basis by one or more of the Lenders in accordance with
Section 2.16. The ratable Advances may be Adjusted Prime Rate Advances, LIBOR Advances or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10.

      2.6. Applicable Margins. The Prime Applicable Margin and the LIBOR Applicable Margin to be used in calculating the interest rate applicable to different types of Advances shall vary from time to time in accordance with the ratings for Borrower's or General Partner's long-term, senior unsecured debt as follows:

      Rating Period:

                                                   LIBOR                                              Prime
 Rating Level of Lower of Two                    Applicable                                         Applicable
        Highest Ratings*                           Margin                  Facility Fee               Margin
        ----------------                           ------                  ------------               ------
               A-/A3                                0.55%                     0.15%                      0
             BBB+/Baa1                              0.60%                     0.20%                      0
              BBB/Baa2                              0.70%                     0.20%                      0
             BBB-/Baa3                              0.90%                     0.25%                      0
       Below BBB- or Baa3                           1.20%                     0.30%                    0.20%

            * The letter categories used above are established by reference to S&P and Moody's categories, respectively. At least one of S&P or Moody's ratings must always be included in the two ratings used.

      All margins and fees change as and when the applicable rating level changes. In the event an agency issues different ratings for the Borrower and the General Partner, then the higher rating of the two entities shall be deemed to be the rating from such agency.

      2.7.  Other Fees.

            (a) The Borrower shall pay the fee due to the Administrative Agent in connection with Competitive Bid Loans as described in Section 2.16. The Borrower agrees to pay all other fees payable to the Administrative Agent and Banc One Capital Markets, Inc. pursuant to the Borrower's prior letter agreements with them.

            (b) The Borrower shall pay a fee ("Facility Fee") to the Administrative Agent for the account of the Lenders equal to the applicable Facility Fee Rate in effect from time to time, as shown in
      Section 2.6 hereof, times the then Aggregate Commitment, to be shared among the Lenders based on their respective Percentages. The Facility Fee shall be paid quarterly in arrears on the Payment Date.

      2.8. Minimum Amount of Each Advance. Each LIBOR Advance shall be in the minimum amount of $2,000,000 (and in multiples of $100,000 if in excess thereof), and each Adjusted Prime Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Adjusted Prime Rate Advance may be in the amount of the unused Aggregate Commitment.

      2.9.  Interest.

            (a) The outstanding principal balance under the Notes shall bear interest from time to time at a rate per annum equal to:

                  (i)   the Adjusted Prime Rate; or

                  (ii) at the election of Borrower with respect to all or portions of the Obligations, the Adjusted LIBOR Rate.

            (b) All interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest accrued on each Advance shall be payable on the first day of each calendar month in arrears from time to time while such Advance is outstanding and on the Maturity Date or the effective date of any termination in full of the Aggregate Commitment under Section 2.17. Interest shall not be payable for the day of any payment on the amount paid if payment is received by Administrative Agent prior to noon (Chicago time). If any payment of principal or interest under the Notes shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a payment of principal, such extension of time shall be included in computing interest due in connection with such payment; provided that for purposes of Section 10.1 hereof, any payments of principal described in this sentence shall be considered to be "due" on such next succeeding Business Day.

      2.10. Selection of Rate Options and LIBOR Interest Periods.

            (a) Borrower, from time to time, may select the Rate Option and, in the case of each LIBOR Advance, the commencement date (which shall be a Business Day) and the length of the LIBOR Interest Period applicable to each LIBOR Advance. Borrower shall give Administrative Agent irrevocable notice (a "Borrowing Notice" not later than 11:00 a.m. (Chicago time) (i) at least one Business Day prior to an Adjusted Prime Rate Advance, (ii) at least three (3) Business Days prior to a ratable LIBOR Advance, and (iii) not later than 11:00 a.m. (Chicago time) on the Borrowing Date for each Swingline Loan, specifying:

                  (i) the Borrowing Date, which shall be a Business Day, of such Advance,

                  (ii)  the aggregate amount of such Advance,

                  (iii) the type of Advance selected, and

                  (iv) in the case of each LIBOR Advance, the LIBOR Interest Period applicable thereto.

      The Borrower shall also deliver together with each Borrowing Notice the compliance certificate required in Section 5.2 and otherwise comply with the conditions set forth in Section 5.2 for Advances. Administrative Agent shall provide each Lender by facsimile with a copy of each Borrowing Notice and compliance certificate on the same Business Day it is received.

      Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Administrative Agent. Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower.

            (b) Administrative Agent shall, as soon as practicable after receipt of a Borrowing Notice, determine the Adjusted LIBOR Rate applicable to the requested ratable LIBOR Advance and inform Borrower and Lenders of the same. Each determination of the Adjusted LIBOR Rate by Administrative Agent shall be conclusive and binding upon Borrower in the absence of manifest error.

            (c) If Borrower shall prepay a LIBOR Advance other than on the last day of the LIBOR Interest Period applicable thereto, Borrower shall be responsible to pay all amounts due to Lenders as required by Section
      4.4 hereof. The Lenders shall not be obligated to match fund their LIBOR Advances.

            (d) As of the end of each LIBOR Interest Period selected for a ratable LIBOR Advance, the interest rate on the LIBOR Advance will become the Adjusted Prime Rate, unless Borrower has once again selected a LIBOR Interest Period in accordance with the timing and procedures set forth in
      Section 2.10(g).

            (e) The right of Borrower to select the Adjusted LIBOR Rate for an Advance pursuant to this Agreement is subject to the availability to Lenders of a similar option. If Administrative Agent determines that (i) deposits of Dollars in an amount approximately equal to the LIBOR Advance for which the Borrower wishes to select the Adjusted LIBOR Rate are not generally available at such time in the London interbank eurodollar market, or (ii) the rate at which the deposits described in subsection (i) herein are being offered will not adequately and fairly reflect the costs to Lenders of maintaining an Adjusted LIBOR Rate on an Advance or of funding the same in such market for such LIBOR Interest Period, or (iii) reasonable means do not exist for determining an Adjusted LIBOR Rate, or
      (iv) the Adjusted LIBOR Rate would be in excess of the maximum interest rate which Borrower may by law pay, then in any of such events, Administrative Agent shall so notify Borrower and Lenders and such Advance shall bear interest at the Adjusted Prime Rate.

            (f) In no event may Borrower elect a LIBOR Interest Period which would extend beyond the Maturity Date. Unless Lenders agree thereto, in no event may Borrower have more than ten (10) different LIBOR Interest Periods for LIBOR Advances outstanding at any one time.

            (g)   Conversion and Continuation.

                  (i) Borrower may elect from time to time, subject to the other provisions of this Section 2.10, to convert all or any part of a ratable Advance into any other type of Advance; provided that any conversion of a ratable LIBOR Advance shall be made on, and only on, the last day of the LIBOR Interest Period applicable thereto.

                  (ii) Adjusted Prime Rate Advances shall continue as Adjusted Prime Rate Advances unless and until such Adjusted Prime Rate Advances are converted into ratable LIBOR Advances pursuant to a Conversion/Continuation Notice from Borrower in accordance with
            Section 2.10(g)(iv). Ratable LIBOR Advances shall continue until the end of the then applicable LIBOR Interest

            Period therefor, at which time each such Advance shall be automatically converted into an Adjusted Prime Rate Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice in accordance with Section 2.10(g)(iv) requesting that, at the end of such LIBOR Interest Period, such Advance either continue as an Advance of such type for the same or another LIBOR Interest Period.

                  (iii) Notwithstanding anything to the contrary contained in
            Sections 2.10(g)(i) or (g)(ii), no Advance may be converted into a LIBOR Advance or continued as a LIBOR Advance (except with the consent of the Required Lenders) when any Monetary Default or Event of Default has occurred and is continuing.

                  (iv) The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a LIBOR Advance not later than 11:00 a.m. (Chicago time) on the Business Day immediately preceding the date of the requested conversion, in the case of a conversion into an Adjusted Prime Rate Advance, or 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a ratable LIBOR Advance, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and type of the Advance to be converted or continued; and (3) the amounts and type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a ratable LIBOR Advance, the duration of the LIBOR Interest Period applicable thereto.

      2.11. Method of Payment. All payments of the Obligations hereunder shall be made, without set-off, deduction, or counterclaim, in immediately available funds to Administrative Agent at Administrative Agent's address specified herein, or at any other Lending Installation of Administrative Agent specified in writing by Administrative Agent to Borrower, by noon (local time) on the date when due and shall be applied ratably by Administrative Agent among Lenders. Each payment delivered to Administrative Agent for the account of any Lender shall be delivered promptly by Administrative Agent to such Lender in the same type of funds that Administrative Agent received at its address specified herein or at any Lending Installation specified in a notice received by Administrative Agent from such Lender. Administrative Agent is hereby authorized to charge the account of Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

      2.12. Default. Notwithstanding the foregoing, during the continuance of a Monetary Default or an Event of Default, Borrower shall not have the right to request a LIBOR Advance, request a Competitive Bid Loan, select a new LIBOR Interest Period for an existing ratable LIBOR Advance or convert any Adjusted Prime Rate Advance to a ratable LIBOR Advance. During the continuance of a Monetary Default or an Event of Default, at the election of the Required Lenders, by notice to Borrower, outstanding Advances shall bear interest at the applicable Default Rates until such Monetary Default or Event of Default ceases to exist or the Obligations are paid in full.

      2.13. Lending Installations. Each Lender may book its Advances at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and Borrower, designate a Lending Installation through which Advances will be made by it and for whose account payments are to be made.

      2.14. Non-Receipt of Funds by Administrative Agent. Unless Borrower or a Lender, as the case may be, notifies Administrative Agent prior to the date on which it is scheduled to make payment to Administrative Agent of (i) in the case of a Lender, an Advance, or (ii) in the case of Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, Administrative Agent may assume that such payment has been made. Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to Administrative Agent, the recipient of such payment shall, on demand by Administrative Agent, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate (as determined by Administrative Agent) for such day or (ii) in the case of payment by Borrower, the interest rate applicable to the relevant Advance.

      2.15. Swingline Loans. In addition to the other options available to Borrower hereunder, the Swingline Commitment shall be available for Swingline Loans subject to the following terms and conditions. Swingline Loans shall be made available for same day borrowings provided that notice is given in accordance with Section 2.10 hereof. All Swingline Loans shall bear interest at the Adjusted Prime Rate and shall be deemed to be Adjusted Prime Rate Advances. In no event shall the Swingline Lender be required to fund a Swingline Loan if it would increase the total aggregate outstanding Loans by Swingline Lender hereunder plus its Percentage of Facility Letter of Credit Obligations to an amount in excess of its Commitment. Upon request of the Swingline Lender made to all the Lenders, each Lender irrevocably agrees to purchase its Percentage of any Swingline Loan made by the Swingline Lender regardless of whether the conditions for disbursement are satisfied at the time of such purchase, including the existence of an Event of Default hereunder provided that such Event of Default did not exist at the time the Swingline Loan was made and provided further that no Lender shall be required to have total outstanding Loans (other than Competitive Bid Loans) plus its Percentage of Facility Letters of Credit to be in an amount greater than its Commitment. Such purchase shall take place on the date of the request by Swingline Lender so long as such request is made by noon (Chicago time), otherwise on the Business Day following such request. All requests for purchase shall be in writing. From and after the date it is so purchased, each such Swingline Loan shall, to the extent purchased, (i) be treated as a Loan made by the purchasing Lenders and not by the selling Lender for all purposes under this Agreement and the payment of the purchase price by a Lender shall be deemed to be the making of a Loan by such Lender and shall constitute outstanding principal under such Lender's Note, and
(ii) shall no longer be considered a Swingline Loan except that all interest accruing on or attributable to such Swingline Loan for the period prior to the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the Swingline Lender and all such amounts accruing on or attributable to such Loans for the period from and after the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the purchasing Lenders. If prior to purchasing its Percentage of a Swingline Loan one of the events described in
Section 10.10 shall have occurred and such event prevents the consummation of the purchase contemplated by preceding provisions, each Lender will purchase an undivided participating interest in the outstanding Swingline Loan in an amount equal to its Percentage of such Swingline Loan. From and after the date of each Lender's purchase of its participating interest in a Swingline Loan, if the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment was received by the Swingline Lender and is required to be returned to the Borrower, each Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it. If any Lender fails to so purchase its Percentage of any Swingline Loan, such Lender shall be deemed to be a Defaulting Lender hereunder. No Swingline Loan shall be outstanding for more than five (5) days at a time and Swingline Loans shall not be outstanding for more than a total of ten
(10) days during any month.

      2.16. Competitive Bid Loans.

            (a) Competitive Bid Option. In addition to ratable Advances pursuant to Section 2.5, but subject to the terms and conditions of this Agreement (including, without limitation the limitation set forth in Section 2.1(a) as to the maximum Allocated Facility Amount), the Borrower may, as set forth in this Section 2.16, but only during a Rating Period, request the Lenders, prior to the Maturity Date, to make offers to make Competitive Bid Loans to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this
      Section 2.16. Competitive Bid Loans shall be evidenced by the Competitive Bid Notes.

            (b) Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.16, it shall transmit to the Administrative Agent by telecopy a Competitive Bid Quote Request substantially in the form of Exhibit C-1 hereto so as to be received no later than (i) 10:00 a.m. (Chicago time) at least five Business Days prior to the Borrowing Date proposed therein, in the case of a request for a Competitive LIBOR Margin or (ii) 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of a request for an Absolute Rate specifying:

                  (i) the proposed Borrowing Date for the proposed Competitive Bid Loan,

                  (ii) the requested aggregate principal amount of such Competitive Bid Loan,

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

                  (iii) whether the Competitive Bid Quotes requested are to set forth a Competitive LIBOR Margin or an Absolute Rate, or both, and

                  (iv) the LIBOR Interest Period, if a Competitive LIBOR Margin is requested, or the Absolute Interest Period, if an Absolute Rate is requested.

The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period (but not more than five Interest Periods) in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the form of Exhibit C-1 hereto shall be rejected, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy.

            (c) Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.16(b), the Administrative Agent shall send to each of the Lenders by telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit C-2 hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.16.

            (d)   Submission and Contents of Competitive Bid Quotes.

                  (i) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.16(d) and must be submitted to the Administrative Agent by telex or telecopy at its offices not later than (a) 2:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date, in the case of a request for a Competitive LIBOR Margin or (b) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and rate as the Borrower and the Administrative Agent may agree); provided that Competitive Bid Quotes submitted by Bank One may only be submitted if the Administrative Agent or Bank One notifies the Borrower of the terms of the Offer or Offers contained therein no later than 30 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders. Subject to the Borrower's compliance with all other conditions to disbursement herein, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                  (ii) Each Competitive Bid Quote shall be in substantially the form of Exhibit C-3 hereto and shall in any case specify:

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

                        (1) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes,

                        (2) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $10,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers are requested,

                        (3) as applicable, the Competitive LIBOR Margin and Absolute Rate offered for each such Competitive Bid Loan,

                        (4) the minimum amount, if any, of the Competitive Bid Loan which may be accepted by the Borrower, and

                        (5) the identity of the quoting Lender, provided that such Competitive Bid Loan may be funded by such Lender's Designated Lender as provided in Section 2.16(j), regardless of whether that is specified in the Competitive Bid Quote.

                  (iii) The Administrative Agent shall reject any Competitive
            Bid Quote that:

                        (1) is not substantially in the form of Exhibit C-3 hereto or does not specify all of the information required by
                  Section 2.16(d)(ii),

                        (2) contains qualifying, conditional or similar language, other than any such language contained in Exhibit C-3 hereto,

                        (3) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes, or

                        (4) arrives after the time set forth in Section 2.16(d)(i).

            If any Competitive Bid Quote shall be rejected pursuant to this
            Section 2.16(d)(iii), then the Administrative Agent shall notify the relevant Lender of such rejection as soon as practical.

            (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.16(d) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest

      Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive LIBOR Margins or Absolute Rate, as the case may be, so offered.

            (f) Acceptance and Notice by Borrower. Not later than (i) 6:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date in the case of a request for a Competitive LIBOR Margin or
      (ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.16(e); provided, however, that the failure by the Borrower to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.16(d)(iii)); provided that:

                  (i) the aggregate principal amount of all Competitive Bid Loans to be disbursed on a given Borrowing Date may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                  (ii) acceptance of offers may only be made on the basis of ascending Competitive LIBOR Margins or Absolute Rates, as the case may be, and

                  (iii) the Borrower may not accept any offer that is described in Section 2.16(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

            (g) Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Competitive LIBOR Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers provided, however, that no Lender shall be allocated any Competitive Bid Loan which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the principal amounts of the Competitive Bid Loans allocated to each participating Lender.

            (h) Administration Fee. The Borrower hereby agrees to pay to the Administrative Agent an administration fee of $2,500 per each Competitive Bid Quote Request transmitted by the Borrower to the Administrative Agent pursuant to

      Section 2.16(b). Such administration fee shall be payable monthly in arrears on the first Business Day of each month and on the Maturity Date (or such earlier date on which the Aggregate Commitment shall terminate or be cancelled) for any period then ending for which such fee, if any, shall not have been theretofore paid.

            (i) Other Terms. Any Competitive Bid Loan shall not reduce the Commitment of the Bid Lender making such Competitive Bid Loan (except as the availability of other Advances is reduced by the increase in the Allocated Facility Amount due to such Competitive Bid Loan) and each such Bid Lender shall continue to be obligated to fund its full percentage of all pro rata Advances under the Facility. In no event can the aggregate amount of all Competitive Bid Loans at any time exceed the lesser of (i) 50% of the then Aggregate Commitment, or (ii) Two Hundred Million Dollars ($200,000,000.00). Competitive Bid Loans may not be continued and, if not repaid at the end of the Interest Period applicable thereto, shall (subject to the conditions set forth in this Agreement) be replaced by new Competitive Bid Loans made in accordance with this Section 2.16 or by ratable Advances in accordance with Section 2.10.

            (j) Designated Lenders. A Lender may designate its Designated Lender to fund a Competitive Bid Loan on its behalf as described in
      Section 2.16(d)(ii)(e). Any Designated Lender which funds a Competitive Bid Loan shall on and after the time of such funding become the obligee under such Competitive Bid Loan and be entitled to receive payment thereof when due. No Lender shall be relieved of its obligation to fund a Competitive Bid Loan, and no Designated Lender shall assume such obligation, prior to the time such Competitive Bid Loan is funded.

      2.17. Voluntary Reduction of Aggregate Commitment Amount. Upon at least five (5) days prior irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent, Borrower shall have the right, without premium or penalty, to terminate the Aggregate Commitment in whole or in part provided that (a) Borrower may not reduce the Aggregate Commitment below the Allocated Facility Amount at the time of such requested reduction, and (b) any such partial termination shall be in the minimum aggregate amount of Five Million Dollars (U.S. $5,000,000.00) or any integral multiple of Five Million Dollars (U.S. $5,000,000.00) in excess thereof. Any partial termination of the Aggregate Commitment shall be applied pro rata to each Lender's Commitment.

      2.18. Increase in Aggregate Commitment. The Borrower shall also have the right from time to time to increase the Aggregate Commitment up to a maximum of $400,000,000 by either adding new banks as Lenders (subject to the Administrative Agent's prior written approval of the identity of such new banks) or obtaining the agreement, which shall be at such Lender's or Lenders' sole discretion, of one or more of the then current Lenders to increase its or their Commitments. Such increases shall be evidenced by the execution and delivery of an Amendment Regarding Increase in the form of Exhibit L attached hereto by the Borrower, the Administrative Agent and the new bank or existing Lender providing such additional Commitment, a copy of which shall be forwarded to each Lender by the Administrative Agent promptly after execution thereof. On the effective date of each such increase in the Aggregate Commitment, the Borrower and the Administrative Agent shall cause the new or existing Lenders providing such increase, by either funding more than its or their Percentage of new ratable Advances made on such date or purchasing shares of outstanding ratable Loans held by the other Lenders or a combination thereof, to hold its or their Percentage of all ratable Advances outstanding at the close of business on such day. The Lenders agree to cooperate in any required sale and purchase of outstanding ratable Advances to achieve such result. If such new or existing Lenders providing the increase purchase shares of outstanding ratable Loans held by the other Lenders on a date which is not the last day of the applicable Interest Period, Borrower will indemnify each Lender for any loss or cost incurred by such Lender resulting from the payment of any breakage fees relating to a ratable LIBOR Advance funded or maintained in connection with such a purchase. In no event will such new or existing Lenders providing the increase be required to fund or purchase a portion of any Competitive Bid Loan or Swingline Loan to comply with this Section on such date. In no event shall the Aggregate Commitment exceed $400,000,000 without the approval of all of the Lenders.

      2.19. Application of Moneys Received. All moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

                  (i) to the payment of all reasonable costs incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;

                  (ii) to the reimbursement of any yield protection due to any of the Lenders in accordance with Section 4.1;

                  (iii) first to the payment of any fee due pursuant to Section
            3.8(b) in connection with the issuance of a Facility Letter of Credit to the Issuing Bank until such fee is paid in full, then next to the payment of the Facility Fee and Facility Letter of Credit Fee to the Lenders, if then due, in that order on a pro rata basis in accordance with the respective amounts of such fees due to the Lenders and then finally to the payment of all fees then due to the Administrative Agent;

                  (iv) to payment of the full amount of interest and principal on the Swingline Loans;

                  (v) first to interest until paid in full and then to principal for all Lenders (other than Defaulting Lenders) (i) as allocated by the Borrower (unless an Event of Default exists) between Competitive Bid Loans and ratable Advances (the amount allocated to ratable Advances to be distributed in accordance with the Percentages of the Lenders) or (ii) if an Event of Default exists, in accordance with the respective Funded Percentages of the Lenders;

                  (vi) any other sums due to the Administrative Agent or any Lender under any of the Loan Documents; and

                  (vii) to the payment of any sums due to each Defaulting Lender as their respective Percentages appear (provided that Administrative Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender).

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

                                  Article III.

                        THE LETTER OF CREDIT SUBFACILITY

      3.1. Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower and the General Partner herein set forth, the Issuing Bank hereby agrees to issue for the account of Borrower, one or more Facility Letters of Credit in accordance with this Article III, from time to time during the period commencing on the Agreement Execution Date and ending on a date one Business Day prior to the Maturity Date.

      3.2. Types and Amounts. The Issuing Bank shall not have any obligation to:

                  (i) issue any Facility Letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

                  (ii) issue any Facility Letter of Credit if, after giving effect thereto, either (1) the then applicable Allocated Facility Amount would exceed the then current Aggregate Commitment, or (2) the Facility Letter of Credit Obligations would exceed $30,000,000;

                  (iii) issue any Facility Letter of Credit having an expiration date, or containing automatic extension provision to extend such date, to a date which is after the Business Day immediately preceding the Maturity Date; or

                  (iv) issue any Facility Letter of Credit having an expiration date, or containing automatic extension provisions to extend such date, to a date which is more than twelve (12) months after the date of its issuance.

      3.3. Conditions. In addition to being subject to the satisfaction of the conditions contained in Article V hereof, the obligation of the Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

                  (i) the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents and materials as may be reasonably required pursuant to the terms of the proposed Facility Letter of Credit (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content;

                  (ii) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter of Credit in particular; and

                  (iii) there shall not exist any Default or Event of Default.

      3.4.  Procedure for Issuance of Facility Letters of Credit.

            (a) Borrower shall give the Issuing Bank and the Administrative Agent at least two (2) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a "Letter of Credit Request"), a copy of which shall be sent immediately to all Lenders (except that, in lieu of such written notice, the Borrower may give the Issuing Bank and the Administrative Agent telephonic notice of such request if confirmed in writing by delivery to the Issuing Bank and the Administrative Agent (i) immediately (A) of a telecopy of the written notice required hereunder which has been signed by an authorized officer, or (B) of a telex containing all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested date of issuance) of the written notice required hereunder containing the original signature of an authorized officer); such notice shall be irrevocable and shall specify:

                        (1) whether the requested Facility Letter of Credit is, in Borrower's belief, a Financial Letter of Credit or a Performance Letter of Credit;

                        (2) the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $50,000);

                        (3)   the effective date (which day shall be a Business
                  Day) of issuance of such requested Facility Letter of Credit (the "Issuance Date");

                        (4) the date on which such requested Facility Letter of Credit is to expire;

                        (5) the purpose for which such Facility Letter of Credit is to be issued;

                        (6) the Person for whose benefit the requested Facility Letter of Credit is to be issued; and

                        (7) any special language required to be included in the Facility Letter of Credit.

At the time such request is made, the Borrower shall also provide the Administrative Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit that the Borrower is requesting be issued. Such notice, to be effective, must be received by such Issuing Bank and the Administrative Agent not later than 2:00 p.m. (Chicago time) on the last Business Day on which notice can be given under this Section 3.4(a).

            (b) Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Article V hereof have been satisfied, the Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Request and the Issuing Bank's usual and customary business practices unless the Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit, (ii) written notice from a Lender, which complies with the provisions of
      Section 3.6(a), or (iii) written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would violate Section 3.2.

            (c) The Issuing Bank shall give the Administrative Agent (who shall promptly notify Lenders) and the Borrower written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the "Issuance Notice"), which shall indicate the Issuing Bank's reasonable determination as to whether such Facility Letter of Credit is a Financial Letter of Credit or a Performance Letter of Credit, which determination shall be conclusive absent manifest error.

            (d) The Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 3.4 are met as though a new Facility Letter of Credit was being requested and issued.

      3.5.  Reimbursement Obligations; Duties of Issuing Bank.

            (a) The Issuing Bank shall promptly notify the Borrower and the Administrative Agent (who shall promptly notify Lenders) of any draw under a Facility Letter of Credit. Any such draw shall constitute an Advance of the Facility in the amount of the Reimbursement Obligation with respect to such Facility Letter of Credit and shall bear interest from the date of the relevant drawing(s) under the pertinent Facility Letter of Credit at a rate selected by Borrower in accordance with Section 2.10 hereof; provided that if a Monetary Default or an Event of Default exists at the time of any such drawing(s), then the Borrower shall reimburse the Issuing Bank for drawings under a Facility Letter of Credit issued by the Issuing Bank no later than the next succeeding Business Day after the payment by the Issuing Bank and until repaid such Reimbursement Obligation shall bear interest at the Default Rate.

            (b) Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuing Bank under any resulting liability to any Lender or, provided that such Issuing Bank has complied with the procedures specified in Section 3.4 and such Lender has not given a notice contemplated by
      Section 3.6(a) that continues in full force and effect, relieve that Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Letter of Credit.

      3.6.  Participation.

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

            (a) Immediately upon issuance by the Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in Section 3.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse, representation or warranty, an undivided interest and participation equal to such Lender's Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and all related rights hereunder and under the Guaranty and other Loan Documents; provided that a Letter of Credit issued by the Issuing Bank shall not be deemed to be a Facility Letter of Credit for purposes of this
      Section 3.6 if the Issuing Bank shall have received written notice from any Lender on or before the Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in
      Section 5.2 is not then satisfied, and in the event the Issuing Bank receives such a notice it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by that Lender or the Issuing Bank receives a notice from the Administrative Agent that such condition has been effectively waived in accordance with the provisions of this Agreement. Each Lender's obligation to make further Loans to Borrower (other than any payments such Lender is required to make under subparagraph (b) below) or to purchase an interest from the Issuing Bank in any subsequent letters of credit issued by the Issuing Bank on behalf of Borrower shall be reduced by such Lender's Percentage of the undrawn portion of each Facility Letter of Credit outstanding.

            (b) In the event that the Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuing Bank pursuant to Section 3.7 hereof, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Percentage of the unreimbursed amount of such payment, and the Administrative Agent shall promptly pay such amount to the Issuing Bank. Lender's payments of its Percentage of such Reimbursement Obligation as aforesaid shall be deemed to be a Loan by such Lender and shall constitute outstanding principal under such Lender's Note. The failure of any Lender to make available to the Administrative Agent for the account of the Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made. Any Lender which fails to make any payment required pursuant to this Section 3.6(b) shall be deemed to be a Defaulting Lender hereunder.

            (c) Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Percentage thereof.

            (d) Upon the request of the Administrative Agent or any Lender, the Issuing Bank shall furnish to such Administrative Agent or Lender copies of any Facility Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or Lender.

            (e) The obligations of a Lender to make payments to the Administrative Agent for the account of the Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit, and such payments shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

      3.7.  Payment of Reimbursement Obligations.

            (a) The Borrower agrees to pay to the Administrative Agent for the account of the Issuing Bank the amount of all Advances for Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with any Facility Letter of Credit when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit);

                  (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                  (v)   the occurrence of any Default or Event of Default.

            (b) In the event any payment by the Borrower received by the Issuing Bank or the Administrative Agent with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent or Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank or the Administrative Agent upon the amount required to be repaid by the Issuing Bank or the Administrative Agent.

      3.8.  Compensation for Facility Letters of Credit.

            (a) The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, based upon the Lenders' respective Percentages, a per annum fee (the "Facility Letter of Credit Fee") with respect to each Facility Letter of Credit that is equal to (i) the LIBOR Applicable Margin in effect from time to time in the case of Financial Letters of Credit, and (ii) the LIBOR Applicable Margin from time to time minus 0.25% in the case of Performance Letters of Credit. The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall be due and payable in arrears in equal installments on the first Business Day of each month following the issuance of any Facility Letter of Credit and, to the extent any such fees are then due and unpaid, on the Maturity Date. The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Percentages thereof. The Borrower shall not have any liability to any Lender for the failure of the Administrative Agent to promptly deliver funds to any such Lender and shall be deemed to have made all such payments on the date the respective payment is made by the Borrower to the Administrative Agent, provided such payment is received by the time specified in Section 2.11 hereof.

            (b) The Issuing Bank also shall have the right to receive solely for its own account an issuance fee of 0.15% of the face amount of each Facility Letter of Credit, payable by the Borrower on the Issuance Date for each such Facility Letter of Credit. The Issuing Bank shall also be entitled to receive its reasonable out-of-pocket costs and the Issuing Bank's standard charges of issuing, amending and servicing Facility Letters of Credit and processing draws thereunder.

      3.9. Letter of Credit Collateral Account. The Borrower hereby agrees that it will, until the Maturity Date, maintain a special collateral account (the "Letter of Credit Collateral Account") at the Administrative Agent's office at the address specified pursuant to Article XV, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in Section 11.1. In addition to the foregoing, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in and to the Letter of Credit Collateral Account and any funds that may hereafter be on deposit in such account, including income earned thereon. The Lenders acknowledge and agree that the Borrower has no obligation to fund the Letter of Credit Collateral Account unless and until so required under
Section 11.1 hereof.

                                  Article IV.

                             CHANGE IN CIRCUMSTANCES

      4.1. Yield Protection. If the adoption of or change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

                  (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from Borrower (excluding federal and state taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of such taxation of payments to any Lender in respect of its Advances, its interest in the Facility Letters of Credit or other amounts due it hereunder, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

                  (iii) imposes any other condition, and the result is to
            increase the cost of any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held, Letters of Credit issued or participated in or interest received by it, by an amount deemed material by such Lender, then, within fifteen (15) days of demand by such Lender, Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Advances and its Commitment.

      4.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporate entity controlling such Lender is increased as a result of a Change (as defined below), then, within fifteen (15) days of demand by such Lender, Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Advances, its interest in the Facility Letters of Credit, or its obligation to make Advances hereunder or participate in or issue Facility Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based

Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards", including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. Without in any way affecting the Borrower's obligation to pay compensation actually claimed by a Lender under this Section 4.2, the Borrower shall have the right to replace any Lender which has demanded such compensation provided that Borrower notifies such Lender that it has elected to replace such Lender and notifies such Lender and the Administrative Agent of the identity of the proposed replacement Lender not more than six (6) months after the date of such Lender's most recent demand for compensation under this Section 4.2. The Lender being replaced shall assign its Percentage of the Aggregate Commitment and its rights and obligations under this Facility to the replacement Lender in accordance with the requirements of Section 13.3 hereof and the replacement Lender shall assume such Percentage of the Aggregate Commitment and the related obligations under this Facility prior to the Maturity Date to be extended, all pursuant to an assignment agreement substantially in the form of Exhibit J hereto. The purchase by the replacement Lender shall be at par (plus all accrued and unpaid interest and any other sums owed to such Lender being replaced hereunder) which shall be paid to the Lender being replaced upon the execution and delivery of the assignment.

      4.3. Availability of LIBOR Advances. If any Lender determines that maintenance of any of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive of any Governmental Authority having jurisdiction, the Administrative Agent shall suspend by written notice to Borrower the availability of LIBOR Advances and require any LIBOR Advances to be repaid; or if the Required Lenders determine that (i) deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, the Administrative Agent shall suspend by written notice to Borrower the availability of LIBOR Advances with respect to any LIBOR Advances made after the date of any such determination, or (ii) an interest rate applicable to a LIBOR Advance does not accurately reflect the cost of making a LIBOR Advance, and, if for any reason whatsoever the provisions of Section 4.1 are inapplicable, the Administrative Agent shall suspend by written notice to Borrower the availability of LIBOR Advances with respect to any LIBOR Advances made after the date of any such determination.

      4.4. Funding Indemnification. If any payment of a ratable LIBOR Advance or a Competitive Bid Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a ratable LIBOR Advance or a Competitive Bid Loan is not made on the date specified by Borrower for any reason other than default by one or more of the Lenders, Borrower will indemnify each Lender for any loss or cost incurred by such Lender resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the ratable LIBOR Advance or Competitive Bid Loan, as the case may be.

      4.5.  Taxes.

                  (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
            (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law, and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                  (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

                  (iii) The Borrower hereby agrees to indemnify the
            Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 4.5) paid by the Administrative Agent or such Lender as a result of its Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 4.6.

                  (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause
            (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this
            Section 4.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

                  (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  (vii) If the U.S. Internal Revenue Service or any other
            governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this
            Section 4.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

                  (viii) Each of the Lenders represents that as of the Agreement
            Execution Date it is not aware of any facts that would give rise to a claim for additional payments under this Section 4.5.

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

      4.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Advances to reduce any liability of Borrower to such Lender under Sections 4.1, 4.2 and 4.5 or to avoid the unavailability of a LIBOR Advance, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 4.1, 4.2, 4.4 and 4.5 hereof. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. The amount due in such statement shall not include amounts due under Section 4.5 that are either attributable to facts known to the Lender as of the Agreement Execution Date or that relate to a time period more than ninety (90) days prior to the giving of such written statement. Determination of amounts payable under such Sections in connection with a LIBOR Advance shall be calculated as though each Lender funded its LIBOR Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Adjusted LIBOR Rate applicable to such Advance, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement. The obligations of Borrower under Sections 4.1, 4.2, 4.4 and 4.5 hereof shall survive payment of the Obligations and termination of this Agreement.

      4.7. Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) is not capable of receiving payments without any deduction or withholding of United States federal income tax pursuant to Section 4.5, or (b) cannot maintain its LIBOR Loans at a suitable Lending Installation pursuant to Section 4.6, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any applicable legal or regulatory requirements affecting the remaining Lenders, (ii) no Event of Default or (after notice thereof to Borrower) no Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Sections 4.4 and 4.6 if any LIBOR Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.3 (provided that the Borrower shall be obligated to pay the processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall continue to pay all amounts payable hereunder without setoff, deduction, counterclaim or withholding and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                                   Article V.

                              CONDITIONS PRECEDENT

      5.1. Conditions Precedent to Closing. The Lenders shall not be required to make the initial Advance hereunder, nor shall the Issuing Bank be required to issue the initial Facility Letter of Credit hereunder, unless (i) the Borrower shall have paid all fees then due and payable to the Lenders, Banc One Capital Markets, Inc. and the Administrative Agent hereunder, (ii) all of the conditions set forth in Section 5.2 are satisfied, and (iii) the Borrower shall have furnished to the Administrative Agent, in form and substance satisfactory to the Lenders and their counsel and with sufficient copies for the Lenders, the following:

            (a) Certificates of Limited Partnership/Incorporation. A copy of the Certificate of Limited Partnership for the Borrower and a copy of the articles of incorporation of General Partner, each certified by the appropriate Secretary of State or equivalent state official.

            (b) Agreements of Limited Partnership/Bylaws. A copy of the Agreement of Limited Partnership for the Borrower and a copy of the bylaws of the General Partner, including all amendments thereto, each certified by the Secretary or an Assistant Secretary of the General Partner as being in full force and effect on the Agreement Execution Date.

            (c) Good Standing Certificates. A certified copy of a certificate from the Secretary of State or equivalent state official of the states where the Borrower and General Partner are organized, dated as of the most recent practicable date, showing the good standing or partnership qualification (if issued) of (i) Borrower, and (ii) General Partner.

            (d) Foreign Qualification Certificates. A certified copy of a certificate from the Secretary of State or equivalent state official of the state where the Borrower and General Partner maintain their principal place of business, dated as of the most recent practicable date, showing the qualification to transact business in such state as a foreign limited partnership or foreign corporation, as the case may be, for (i) Borrower, and (ii) General Partner.

            (e) Resolutions. A copy of a resolution or resolutions adopted by the Board of Directors of the General Partner, certified by the Secretary or an Assistant Secretary of the General Partner as being in full force and effect on the Agreement Execution Date, authorizing the Advances provided for herein and the execution, delivery and performance of the Loan Documents by the General Partner to be executed and delivered by it hereunder on behalf of itself and Borrower.

            (f) Incumbency Certificate. A certificate, signed by the Secretary or an Assistant Secretary of the General Partner and dated the Agreement Execution Date, as to the incumbency, and containing the specimen signature or signatures, of the Persons authorized to execute and deliver the Loan Documents to be executed and delivered by it and Borrower hereunder.

            (g) Loan Documents. Originals of the Loan Documents (in such quantities as the Lenders may reasonably request), duly executed by authorized officers of the appropriate entity.

            (h) Opinion of Borrower's Counsel. A written opinion, dated the Agreement Execution Date, from outside counsel for the Borrower which counsel is reasonably satisfactory to Administrative Agent, substantially in the form attached hereto as Exhibit E.

            (i) Opinion of General Partner's Counsel. A written opinion, dated the Agreement Execution Date, from outside counsel for the General Partner which counsel is reasonably satisfactory to Administrative Agent, substantially in the form attached hereto as Exhibit F.

            (j) Insurance. Original or certified copies of insurance policies or binders therefor, with accompanying receipts showing current payment of all premiums, evidencing that Borrower carries insurance on the Unencumbered Assets which satisfies the Administrative Agent's insurance requirements, including, without limitation:

                  (i) Property and casualty insurance (including coverage for flood and other water damage for any Unencumbered Assets located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Unencumbered Assets;

                  (ii) Loss of rental income insurance in the amount not less than one year's Gross Revenues from the Unencumbered Assets; and

                  (iii) Comprehensive general liability insurance in the amount of $1,000,000 per occurrence.

      All insurance must be carried by companies with a Best Insurance Reports
(1992) Policyholder's and Financial Size Rating of "A-VII" or better.

            (k) Prior Facility. The Lenders acknowledge that the Borrower has properly terminated the Existing Credit Agreement effective as of the Agreement Execution Date and shall immediately pay all outstanding obligations thereunder with the proceeds of the initial Advance hereunder. The Borrower has received letters from those Lenders under the Existing Credit Agreement that are not parties to this Agreement confirming their withdrawal from the Facility.

            (l)   Financial and Related Information. The following information:

                  (i) A certificate, signed by an officer of the Borrower, stating that on the Agreement Execution Date no Default or Event of Default has occurred and is continuing and that all representations and warranties of the Borrower contained herein are true and correct as of the Agreement Execution Date as and to the extent set forth herein;

                  (ii) The most recent financial statements of the Borrower and General Partner and a certificate from a Qualified Officer of the Borrower that no change in the Borrower's financial condition that would have a Material Adverse Effect has occurred since March 31, 2004;

                  (iii) Evidence of sufficient Unencumbered Assets (which
            evidence may include pay-off letters (together with evidence of payment or a direction of Borrower to use a portion of the proceeds of the Advances to repay such Indebtedness), mortgage releases and/or title policies) to assist the Administrative Agent in determining the Borrower's compliance with the covenants set forth in Article IX herein;

                  (iv) Written money transfer instructions, in substantially the form of Exhibit G hereto, addressed to the Administrative Agent and signed by a Qualified Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested; and

                  (v) Operating statements for the Unencumbered Assets and other evidence of income and expenses to assist the Administrative Agent in determining Borrower's compliance with the covenants set forth in Article IX herein.

            (m) Change in Markets. The Administrative Agent shall have determined that (i) since April 29, 2004, there is an absence of any material adverse change or disruption in primary or secondary loan syndication markets, financial markets or in capital markets generally that would likely impair syndication of the Loans hereunder and (ii) the Borrower has fully cooperated with the Administrative Agent's syndication efforts including, without limitation, by providing the Administrative Agent with information regarding the Borrower's operations and prospects and such other information as the Administrative Agreement deems necessary to successfully syndicate the Loans hereunder.

            (n) Other Evidence as any Lender May Require. Such other evidence as any Lender may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all necessary actions in any proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

      When all such conditions have been fulfilled (or, in the Lenders' sole discretion, waived by Lenders), the Lenders shall confirm in writing to Borrower that the initial Advance is then available to Borrower hereunder.

      5.2. Conditions Precedent to Subsequent Advances. Advances after the initial Advance shall be made from time to time as requested by Borrower, and the obligation of each Lender to make any Advance (including Swingline Loans and Competitive Bid Loans) and the obligation of the Issuing Bank to issue a Facility Letter of Credit is subject to the following terms and conditions:

            (a) prior to each such Advance no Default or Event of Default shall have occurred and be continuing under this Agreement or any of the Loan Documents and, if required by Administrative Agent, Borrower shall deliver a certificate of Borrower to such effect; and

            (b) The representations and warranties contained in Article VI and VII are true and correct as of such borrowing date, Issuance Date, or date of conversion and/or continuation as and to the extent set forth therein, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

      Subject to the last grammatical paragraphs of Article VI and VII hereof, each Borrowing Notice, Letter of Credit Request, and Conversion/Continuation Notice shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(a) and (b) have been satisfied.

                                   Article VI.

                         REPRESENTATIONS AND WARRANTIES

      Borrower hereby represents and warrants that:

      6.1. Existence. Borrower is a limited partnership duly organized and existing under the laws of the State of Delaware, with its principal place of business in the State of Illinois, and is duly qualified as a foreign limited partnership, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which it owns Properties and, except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect, in each other jurisdiction in which its business is conducted. Each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which it owns Property, and except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect, in each other jurisdiction in which it conducts business.

      6.2. Corporate/Partnership Powers. The execution, delivery and performance of the Loan Documents required to be delivered by Borrower hereunder are within the partnership authority of such entity and the corporate powers of the general partners of such entity, have been duly authorized by all requisite action, and are not in conflict with the terms of any organizational instruments of such entity, or any instrument or agreement to which Borrower or General Partner is a party or by which Borrower, General Partner or any of their respective assets may be bound or affected.

      6.3. Power of Officers. The officers of the General Partner executing the Loan Documents required to be delivered by such entities hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such agreement, certificate or instrument was executed.

      6.4. Government and Other Approvals. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance of the Loan Documents required hereunder.

      6.5.  Solvency.

                  (i) Immediately after the Agreement Execution Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Properties of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                  (ii) Borrower does not intend to, or to permit any of its Subsidiaries to incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

      6.6. Compliance With Laws. There is no judgment, decree or order or any law, rule or regulation of any court or governmental authority binding on Borrower or any of its Subsidiaries which would be contravened by the execution, delivery or performance of the Loan Documents required hereunder.

      6.7. Enforceability of Agreement. This Agreement is the legal, valid and binding agreement of the Borrower, and the Notes when executed and delivered will be the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, and the Loan Documents required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

      6.8. Title to Property. To the best of Borrower's knowledge after due inquiry, Borrower or its Subsidiaries has good and marketable title to the Properties and assets reflected in the financial statements as owned by it or any such Subsidiary free and clear of Liens except for the Permitted Liens. The execution, delivery or performance of the Loan Documents required to be delivered by the Borrower hereunder will not result in the creation of any Lien on the Properties. No consent to the transactions contemplated hereunder is required from any ground lessor or mortgagee or beneficiary under a deed of trust or any other party except as has been delivered to the Lenders.

      6.9. Litigation. There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending or, to the best of Borrower's knowledge, threatened against or affecting the Borrower or any of the Properties, the adverse determination of which individually or in the aggregate would have a Material Adverse Effect on the Borrower and/or would cause a Material Adverse Financial Change of Borrower or materially impair the Borrower's ability to perform its obligations hereunder or under any instrument or agreement required hereunder, except as disclosed on Schedule 6.9 hereto, or otherwise disclosed to Lenders in accordance with the terms hereof.

      6.10. Events of Default. No Default or Event of Default has occurred and is continuing or would result from the incurring of obligations by the Borrower under any of the Loan Documents or any other document to which Borrower is a party.

      6.11. Investment Company Act of 1940. Borrower is not and will by such acts as may be necessary continue not to be, an investment company within the meaning of the Investment Company Act of 1940.

      6.12. Public Utility Holding Company Act. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the definitions of the Public Utility Holding Company Act of 1935, as amended.

      6.13. Regulation U. The proceeds of the Advances will not be used, directly or indirectly, in a manner which would cause the Facility to be treated as a "Purpose Credit."

      6.14. No Material Adverse Financial Change. To the best knowledge of Borrower, there has been no Material Adverse Financial Change in the condition of Borrower since the date of the financial and/or operating statements most recently submitted to the Lenders.

      6.15. Financial Information. All financial statements furnished to the Lenders by or at the direction of the Borrower and all other financial information and data furnished by the Borrower to the Lenders are complete and correct in all material respects as of the date thereof, and such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the Borrower as of such date. The Borrower has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

      6.16. Factual Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower to the Lenders for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Lenders will be, true and accurate (taken as a whole) in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

      6.17. ERISA. (i) Borrower is not an entity deemed to hold "plan assets" within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code, and
(ii) the execution of this Agreement and the transactions contemplated hereunder do not give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

      6.18. Taxes. All required tax returns have been filed by Borrower with the appropriate authorities except to the extent that extensions of time to file have been requested, granted and have not expired or except to the extent such taxes are being contested in good faith and for which adequate reserves, in accordance with GAAP, are being maintained.

      6.19. Environmental Matters. Except as disclosed in Schedule 6.19, each of the following representations and warranties is true and correct except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (i) To the knowledge of the Borrower, the Properties of Borrower, its Subsidiaries, and Investment Affiliates do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws.

                  (ii) Borrower has not received any written notice alleging that any or all of the Properties of Borrower and its Subsidiaries and Investment Affiliates and all operations at the Properties are not currently in compliance with all applicable Environmental Laws. Further, Borrower has not received any written notice alleging the current existence of any contamination at or under such Properties in amounts or concentrations which constitute a violation of any Environmental Law, or any violation of any Environmental Law with respect to such Properties for which Borrower, its Subsidiaries or Investment Affiliates is or could be liable.

                  (iii) Neither Borrower nor any of its Subsidiaries or
            Investment Affiliates has received any written notice of current non-compliance, liability or potential liability regarding Environmental Laws with regard to any of the Properties, nor does it have knowledge that any such notice will be received or is being threatened.

                  (iv) To the knowledge of Borrower during the ownership of the Properties by any or all of Borrower, its Subsidiaries and Investment Affiliates, Materials of Environmental Concern have not been transported or disposed of from the Properties of Borrower and its Subsidiaries and Investment Affiliates in violation of, or in a manner or to a location which could reasonably give rise to liability of Borrower, any Subsidiary, or any Investment Affiliate under, Environmental Laws, nor during the ownership of the Properties by any or all of

            Borrower, its Subsidiaries and Investment Affiliates have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of such Properties in violation of, or in a manner that could give rise to liability of Borrower, any Subsidiary or any Investment Affiliate under, any applicable Environmental Laws.

                  (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of Borrower, threatened, under any Environmental Law to which Borrower, any of its Subsidiaries, or any Investment Affiliate, is named as a party with respect to the Properties of such entity, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such Properties for which Borrower, its Subsidiaries, or any Investment Affiliate is or could be liable.

                  (vi) To the knowledge of Borrower during the ownership of the Properties by any or all of Borrower, its Subsidiaries and Investment Affiliates, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties of Borrower and its Subsidiaries and Investment Affiliates, or arising from or related to the operations of such entity in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

      6.20. Insurance. Borrower has obtained the insurance which Borrower is required to furnish to Lenders under Section 5.1(j) hereof.

      6.21. No Brokers. Borrower has dealt with no brokers in connection with this Facility, and no brokerage fees or commissions are payable by or to any Person in connection with this Agreement or the Advances. Lenders shall not be responsible for the payment of any fees or commissions to any broker and Borrower shall indemnify, defend and hold Lenders harmless from and against any claims, liabilities, obligations, damages, costs and expenses (including reasonable attorneys' fees and disbursements) made against or incurred by Lenders as a result of claims made or actions instituted by any broker or Person claiming by, through or under Borrower in connection with the Facility.

      6.22. No Violation of Usury Laws. No aspect of any of the transactions contemplated herein violate or will violate any usury laws or laws regarding the validity of agreements to pay interest in effect on the date hereof.

      6.23. Not a Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445 or 7701 of the Internal Revenue Code.

      6.24. No Trade Name. Except for the name "First Industrial," and except as otherwise set forth on Schedule 6.24 attached hereto, Borrower does not use any trade name and has not and does not do business under any name other than their actual names set forth herein. The principal place of business of Borrower is as stated in the recitals hereto.

      6.25. Subsidiaries. Schedule 6.25 hereto contains an accurate list of all of the presently existing Subsidiaries of Borrower, setting forth the percentage of their respective Capital Stock owned by it or its Subsidiaries. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

      6.26. Unencumbered Assets. Schedule 6.26 hereto contains a complete and accurate description of Unencumbered Assets as of March 31, 2004 and as supplemented from time to time including the entity that owns each Unencumbered Asset. With respect to each Project identified from time to time as an Unencumbered Asset, Borrower hereby represents and warrants as follows except to the extent disclosed in writing to the Lenders and approved by the Required Lenders (which approval shall not be unreasonably withheld):

            (a) No portion of any improvement on the Unencumbered Asset is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 5.1(j) hereof.

            (b) To the Borrower's knowledge, the Unencumbered Asset and the present use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon adjoining or other properties), building codes, land use and Environmental Laws, and other similar laws ("Applicable Laws").

            (c) The Unencumbered Asset is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Unencumbered Asset has accepted or is equipped to accept such utility service.

            (d) All public roads and streets necessary for service of and access to the Unencumbered Asset for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

            (e) The Unencumbered Asset is served by public water and sewer systems or, if the Unencumbered Asset is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise complies in all material respects with, all Applicable Laws with respect to such alternate systems.

            (f) Borrower is not aware of any latent or patent structural or other significant deficiency of the Unencumbered Asset. The Unencumbered Asset is free of damage and waste that would materially and adversely affect the value of the Unencumbered Asset, is in good repair and there is no deferred maintenance other than ordinary wear and tear. The Unencumbered Asset is free from damage caused by fire or other casualty. There is no pending or, to the actual knowledge of Borrower threatened condemnation proceedings affecting the Unencumbered Asset, or any material part thereof.

            (g) To Borrower's knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Unencumbered Asset are in a good and safe condition and repair and to Borrower's knowledge, in material compliance with all Applicable Laws with respect to such systems.

            (h) All improvements on the Unencumbered Asset lie within the boundaries and building restrictions of the legal description of record of the Unencumbered Asset, no such improvements encroach upon easements benefiting the Unencumbered Asset other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Asset and no improvements on adjoining properties encroach upon the Unencumbered Asset or easements benefiting the Unencumbered Asset other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Asset. All amenities, access routes or other items that materially benefit the Unencumbered Asset are under direct control of Borrower, constitute permanent easements that benefit all or part of the Unencumbered Asset or are public property, and the Unencumbered Asset, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

            (i) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting the Unencumbered Asset except to the extent such items are being contested in good faith and as to which adequate reserves have been provided.

      A breach of any of the representations and warranties contained in this
Section 6.26 with respect to a Project shall disqualify such Project from being an Unencumbered Asset for so long as such breach continues (unless otherwise approved by the Required Lenders) but shall not constitute a Default (unless the elimination of such Property as an Unencumbered Asset results in a Default under one of the other provisions of this Agreement).

      Borrower agrees that all of its representations and warranties set forth in Article VI of this Agreement and elsewhere in this Agreement are true on the Agreement Execution Date, and will be true on each Effective Date in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Required Lenders), and will be true in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Required Lenders) upon each request for disbursement of an Advance, provided that the Borrower shall only be obligated to update any Schedules referred to in this Article VI on a quarterly basis, along with the quarterly financial statements required under Section 8.2(i), unless any change otherwise required to be disclosed could reasonably be expected to have a Material Adverse Effect. Each request for disbursement hereunder shall constitute a reaffirmation of such representations and warranties as deemed modified in accordance with the disclosures made and approved, as aforesaid, as of the date of such request and disbursement.

                                  Article VII.

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES

      The General Partner hereby represents and warrants that:

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

      7.1. Existence. The General Partner is a corporation duly organized and existing under the laws of the State of Maryland, with its principal place of business in the State of Illinois, is duly qualified as a foreign corporation and properly licensed (if required) and in good standing in each jurisdiction where the failure to qualify or be licensed (if required) would constitute a Material Adverse Financial Change with respect to the General Partner or have a Material Adverse Effect on the business or properties of the General Partner.

      7.2. Corporate Powers. The execution, delivery and performance of the Loan Documents required to be delivered by the General Partner hereunder are within the corporate powers of the General Partner, have been duly authorized by all requisite corporate action, and are not in conflict with the terms of any organizational instruments of the General Partner, or any instrument or agreement to which the General Partner is a party or by which General Partner or any of its assets is bound or affected.

      7.3. Power of Officers. The officers of the General Partner executing the Loan Documents required to be delivered by the General Partner hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such agreement, certificate or instrument was executed.

      7.4. Government and Other Approvals. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance of the Loan Documents required hereunder.

      7.5. Compliance With Laws. There is no judgment, decree or order or any law, rule or regulation of any court or governmental authority binding on the General Partner which would be contravened by the execution, delivery or performance of the Loan Documents required hereunder.

      7.6. Enforceability of Agreement. This Agreement is the legal, valid and binding agreement of the General Partner, as the general partner of Borrower, enforceable against the General Partner in accordance with its respective terms, and the Loan Documents required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

      7.7. Liens; Consents. The execution, delivery or performance of the Loan Documents required to be delivered by the General Partner hereunder will not result in the creation of any Lien on the Properties other than in favor of the Lenders. No consent to the transactions hereunder is required from any ground lessor or mortgagee or beneficiary under a deed of trust or any other party except as has been delivered to the Lenders.

      7.8. Litigation. There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending or, to the best of General Partner's knowledge, threatened against or affecting the General Partner or any of the Properties, the adverse determination of which individually or in the aggregate would have a Material Adverse Effect on the General Partner and/or would cause a Material Adverse Financial Change with respect to the General Partner or materially impair the General Partner's ability to perform its obligations hereunder or under any instrument or agreement required hereunder, except as disclosed on Schedule 7.8 hereto, or otherwise disclosed to Lenders in accordance with the terms hereof.

      7.9. Events of Default. No Default or Event of Default has occurred and is continuing or would result from the incurring of obligations by the General Partner under any of the Loan Documents or any other document to which General Partner is a party.

      7.10. Investment Company Act of 1940. The General Partner is not, and will by such acts as may be necessary continue not to be, an investment company within the meaning of the Investment Company Act of 1940.

      7.11. Public Utility Holding Company Act. The General Partner is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the definitions of the Public Utility Holding Company Act of 1935, as amended.

      7.12. No Material Adverse Financial Change. There has been no Material Adverse Financial Change in the condition of the General Partner since the last date on which the financial and/or operating statements were submitted to the Lenders.

      7.13. Financial Information. All financial statements furnished to the Lenders by or on behalf of the General Partner and all other financial information and data furnished by or on behalf of the General Partner to the Lenders are complete and correct in all material respects as of the date thereof, and such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the General Partner as of such date. The General Partner has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

      7.14. Factual Information. All factual information heretofore or contemporaneously furnished by or on behalf of the General Partner to the Lenders for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated therein is, and all other such factual information hereafter furnished by or on behalf of the General Partner to the Lenders will be, true and accurate in all material respects (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

      7.15. ERISA. (i) General Partner is not an entity deemed to hold "plan assets" within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code, and (ii) the execution of this Agreement and the transactions contemplated hereunder do not give rise to a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

      7.16. Taxes. All required tax returns have been filed by the General Partner with the appropriate authorities except to the extent that extensions of time to file have been requested, granted and have not expired or except to the extent such taxes are being contested in good faith and for which adequate reserves, in accordance with GAAP, are being maintained.

      7.17. No Brokers. General Partner has dealt with no brokers in connection with this Facility, and no brokerage fees or commissions are payable by or to any Person in connection with this Agreement or the Advances. Lenders shall not be responsible for the payment of any fees or commissions to any broker and General Partner shall indemnify, defend and hold Lender harmless from and against any claims, liabilities, obligations, damages, costs and expenses (including reasonable attorneys' fees and disbursements) made against or incurred by Lender as a result of claims made or actions instituted by any broker or Person claiming by, through or under the General Partner in connection with the Facility.

      7.18. Subsidiaries. Schedule 7.18 hereto contains an accurate list of all of the presently existing Subsidiaries of General Partner, setting forth their respective jurisdictions of formation, the percentage of their respective Capital Stock owned by it or its Subsidiaries and the Properties owned by them. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

      7.19. Status. General Partner is a corporation listed and in good standing on the New York Stock Exchange ("NYSE") and is currently qualified as a real estate investment trust under the Code.

      General Partner agrees that all of its representations and warranties set forth in Article VII of this Agreement and elsewhere in this Agreement are true on the Agreement Execution Date, and will be true on each Effective Date in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Required Lenders), and will be true in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Required Lenders) upon each request for disbursement of an Advance, provided that the General Partner shall only be obligated to update any Schedules referred to in this Article VII on a quarterly basis, along with the quarterly financial statements required under Section 8.2(i), unless any change otherwise required to be disclosed could reasonably be expected to have a Material Adverse Effect. Each request for disbursement hereunder shall constitute a reaffirmation of such representations and warranties as deemed modified in accordance with the disclosures made and approved, as aforesaid, as of the date of such request and disbursement.

                                 Article VIII.

                              AFFIRMATIVE COVENANTS

      The Borrower (and the General Partner, if expressly included in Sections contained in this Article) covenant and agree that so long as the Commitment of any Lender shall remain available and until the full and final payment of all Obligations incurred under the Loan Documents they will:

      8.1. Notices. Promptly give written notice to Administrative Agent (who will promptly send such notice to Lenders) of:

            (a) all litigation or arbitration proceedings affecting the Borrower, the General Partner or any Subsidiary where the amount claimed is $5,000,000 or more;

            (b) any Default or Event of Default, specifying the nature and the period of existence thereof and what action has been taken or been proposed to be taken with respect thereto;

            (c) all claims filed against any property owned by the Borrower or the General Partner which, if adversely determined, could have a Material Adverse Effect on the ability of the Borrower or the General Partner to meet any of their obligations under the Loan Documents;

            (d) the occurrence of any other event which might have a Material Adverse Effect or cause a Material Adverse Financial Change on or with respect to the Borrower or the General Partner;

            (e) any Reportable Event or any "prohibited transaction" (as such term is defined in Section 4975 of the Code) in connection with any Plan or any trust created thereunder, which may, singly or in the aggregate materially impair the ability of the Borrower or the General Partner to repay any of its obligations under the Loan Documents, describing the nature of each such event and the action, if any, the Borrower or the General Partner, as the case may be, proposes to take with respect thereto;

            (f) any notice from any federal, state, local or foreign authority regarding any Hazardous Material, asbestos, or other environmental condition, proceeding, order, claim or violation affecting any of the Properties.

      8.2. Financial Statements, Reports, Etc. The Borrower and the General Partner each shall maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and shall furnish to the Lenders:

                  (i) quarterly financial statements (including a balance sheet income statement and cash flow statement) and related reports in form and substance satisfactory to the Lenders not later than 45 days after the end of each of the first three fiscal quarters, and not later than ninety (90) days after the end of each fiscal year, all certified by Borrower's chief financial officer or chief accounting officer, including a statement of Funds From Operations for the General Partner, calculation of the financial covenants described below, a description of Unencumbered Assets, a listing of capital expenditures (in the level of detail as currently disclosed in Borrower's "Supplemental Information"), a report listing and describing all newly acquired Properties, including their cash flow, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary Property information for all Properties, including, without limitation, their Property Operating Income, occupancy rates, square footage, property type and date acquired or built, and such other information as may be requested to evaluate the quarterly compliance certificate delivered as provided below;

                  (ii) copies of all Form 10-Ks, 10-Qs, 8-Ks, and any other public information filed with the Securities Exchange Commission by Borrower or the General Partner once a quarter simultaneously with delivering the compliance

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

            certificate described below, along with any other materials distributed to the shareholders of the General Partner or the partners of the Borrower from time to time, including a copy of the General Partner's annual report. To the extent any of such reports contains information required under the other subsections of this
            Section 8.2, the information need not be furnished separately under the other subsections;

                  (iii) not later than forty-five (45) days after the end of the first three fiscal quarters, and not later than ninety (90) days after the end of the fiscal year, a report certified by the entity's chief financial officer or chief accounting officer, containing Property Operating Income from individual properties owned by the Borrower or a Wholly-Owned Subsidiary and included as Unencumbered Assets.

                  (iv) Not later than forty-five (45) days after the end of each of the first three fiscal quarters, and not later than ninety
            (90) days after the end of the fiscal year, a compliance certificate in substantially the form of Exhibit H hereto signed by the Borrower's chief financial officer or chief accounting officer confirming that Borrower is in compliance with all of the covenants of the Loan Documents, showing the calculations and computations necessary to determine compliance with the financial covenants contained in this Agreement (including such schedules and backup information as may be necessary to demonstrate such compliance) and stating that to such officer's best knowledge, there is no other Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof;

                  (v) As soon as possible and in any event within 10 Business Days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of Borrower, describing said Reportable Event and within 20 days after such Reportable Event, a statement signed by such chief financial officer describing the action which Borrower proposes to take with respect thereto; and (b) within 10 Business Days of receipt, any notice from the Internal Revenue Service, PBGC or Department of Labor with respect to a Plan regarding any excise tax, proposed termination of a Plan, prohibited transaction or fiduciary violation under ERISA or the Code which could result in any liability to Borrower or any member of the Controlled Group in excess of $100,000; and (c) within 10 Business Days of filing, any Form 5500 filed by Borrower with respect to a Plan, or any member of the Controlled Group which includes a qualified accountant's opinion.

                  (vi) As soon as possible and in any event within 30 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by such entity, or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries or Investment Affiliates, which, in either case, could be reasonably likely to have a Material Adverse Effect;

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

                  (vii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

                  (viii) Promptly upon the distribution thereof to the press or the public, copies of all press releases;

                  (ix) As soon as possible, and in any event within 10 days after the Borrower knows of any fire or other casualty or any pending or threatened condemnation or eminent domain proceeding with respect to all or any material portion of any Unencumbered Asset, a statement signed by the Chief Financial Officer of Borrower, describing such fire, casualty or condemnation and the action Borrower intends to take with respect thereto; and

                  (x) Such other information (including, without limitation, non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

      8.3. Existence and Conduct of Operations. Except as permitted herein, maintain and preserve its existence and all rights, privileges and franchises now enjoyed and necessary for the operation of its business, including remaining in good standing in each jurisdiction in which business is currently operated. The Borrower and the General Partner shall carry on and conduct their respective businesses in substantially the same manner and in substantially the same fields of enterprise as presently conducted. The Borrower will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated and/or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership, limited liability company or limited partnership, as the case may be, in its jurisdiction of incorporation/formation. The Borrower will maintain all requisite authority to conduct its business in each jurisdiction in which the Properties are located and, except where the failure to be so qualified would not have a Material Adverse Effect, in each jurisdiction required to carry on and conduct its businesses in substantially the same manner as it is presently conducted, and, specifically, neither the Borrower nor its Subsidiaries will undertake any business other than the acquisition, development, ownership, management, operation and leasing of industrial properties and ancillary businesses specifically related thereto, except that the Borrower and its Subsidiaries and Investment Affiliates may invest in other assets subject to the certain limitations contained herein with respect to the following specified categories of assets: (i) Unimproved Land; (ii) other property holdings (excluding cash, Cash Equivalents, non-industrial Properties and Indebtedness of any Subsidiary to the Borrower); (iii) stock holdings other than in Subsidiaries; (iv) mortgages; and (v) joint ventures and partnerships. The total investment in any one of categories (i), (ii), (iii), (iv) or (v) shall not exceed 10% of Implied Capitalization Value and the total investment in all the foregoing investment categories in the aggregate shall be less than or equal to twenty percent (20%) of Market Value Net Worth. In addition to the foregoing restrictions, investments in Unimproved Land which is not adjacent to existing improvements and not under active planning for near term development as evidenced to the reasonable satisfaction of Administrative Agent shall not exceed in the aggregate 5% of Implied Capitalization Value, no single industrial property shall exceed 5% of Implied Capitalization Value and investments in development properties that are not Preleased Assets Under

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

Development shall not exceed 5% of Implied Capitalization Value. For the purposes of this Section 8.3, all investments shall be valued in accordance with GAAP.

      8.4. Maintenance of Properties. Maintain, preserve, protect and keep the Properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements, normal wear and tear excepted.

      8.5. Insurance. Provide a certificate of insurance from all insurance carriers who maintain policies with respect to the Properties within thirty (30) days after the end of each fiscal year, evidencing that the insurance required to be furnished to Lenders pursuant to Section 5.1(j) hereof is in full force and effect. Borrower shall timely pay, or cause to be paid, all premiums on all insurance policies required under this Agreement from time to time. Borrower shall promptly notify its insurance carrier or agent therefor (with a copy of such notification being provided simultaneously to Administrative Agent) if there is any occurrence which, under the terms of any insurance policy then in effect with respect to the Properties, requires such notification.

      8.6. Payment of Obligations. Pay all taxes, assessments, governmental charges and other obligations when due, except such as may be contested in good faith or as to which a bona fide dispute may exist, and for which adequate reserves have been provided in accordance with sound accounting principles used by Borrower on the date hereof.

      8.7. Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower, General Partner, or any of their respective businesses.

      8.8. Adequate Books. Maintain adequate books, accounts and records in order to provide financial statements in accordance with GAAP and, if requested by any Lender, permit employees or representatives of such Lender at any reasonable time and upon reasonable notice to inspect and audit the properties of Borrower and of the Consolidated Operating Partnership, and to examine or audit the inventory, books, accounts and records of each of them and make copies and memoranda thereof.

      8.9. ERISA. Comply in all material respects with all requirements of ERISA applicable to it with respect to each Plan.

      8.10. Maintenance of Status. General Partner shall at all times (i) remain as a corporation listed and in good standing on the New York Stock Exchange
(NYSE), and (ii) take all steps maintain General Partner's status as a real estate investment trust in compliance with all applicable provisions of the Code (unless otherwise consented to by the Required Lenders).

      8.11. Use of Proceeds. Use the proceeds of the Facility for the general business purposes of the Borrower, including without limitation working capital needs, closing costs, interim funding for property acquisitions and construction of new industrial properties, and/or payment of other debts and obligations of Borrower.

      8.12. Pre-Acquisition Environmental Investigations. Cause to be prepared prior to the acquisition of each project that it intends to acquire an environmental report pursuant to a

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

standard scope of work consistent with that used by other institutional buyers of similar properties.

      8.13. Distributions. Provided there is no Monetary Default then existing and provided there is not an Event of Default relating to a breach of the financial covenants contained in Section 9.10 below, the General Partner may make distributions to its shareholders provided that the aggregate amount of distributions in any period of four consecutive fiscal quarters is not in excess of 95% of its Funds From Operations for such period. Notwithstanding the foregoing, unless at the time of distribution there is a Monetary Default, the General Partner shall be permitted at all times to distribute whatever amount is necessary to maintain its tax status as a real estate investment trust.

                                  Article IX.

                               NEGATIVE COVENANTS

      The Borrower covenants and agrees that, so long as the Commitment shall remain available and until full and final payment of all obligations incurred under the Loan Documents, without the prior written consent of either all of the Lenders pursuant to Section 14.13(a)(vii) or the consent of the Required Lenders in all other cases, it will not, and the General Partner will not and, in the case of Sections 9.5 and 9.11, Borrower's Subsidiaries will not:

      9.1. Change in Business. Engage in any business activities or operations other than (i) the ownership and operation of the Properties, or (ii) other business functions and transactions related to the financing, ownership, acquisition, development and/or management of bulk warehouse and light industrial properties, or without obtaining the prior written consent of the Required Lenders materially change the nature of the use of the Properties.

      9.2. Change of Management of Properties. Change the management of the Properties, except that any Affiliate of Borrower or the General Partner shall be permitted to manage any of the Properties.

      9.3. Change of Borrower Ownership. Allow (i) the General Partner to own less than fifty-one percent (51%) of the partnership interests in Borrower or 100% of the stock in FIMC, (ii) the Borrower to be controlled by a Person other than the General Partner, (iii) any pledge of, other encumbrance on, or conversion to limited partnership interests of, any of the general partnership interests in the Borrower, or (iv) any pledge, hypothecation, encumbrance, transfer or other change in the ownership or the partnership interests in the Mortgage Partnership.

      9.4. Use of Proceeds. Apply or permit to be applied any proceeds of any Advance directly or indirectly, to the funding of any purchase of, or offer for, any share of capital stock of any publicly held corporation unless the board of directors of such corporation has consented to such offer prior to any public announcements relating thereto and the Lenders have consented to such use of the proceeds of the Facility.

      9.5. Transfers of Unencumbered Assets. Transfer or otherwise dispose of (other than the creation or incurrence of Liens permitted under Section 9.6) an Unencumbered Asset without the prior written consent of the Required Lenders if the Value of such Unencumbered Asset,

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

together with the Value of any other Unencumbered Assets which have been transferred or disposed of during the then-current fiscal quarter and the immediately preceding three (3) full fiscal quarters, would exceed twenty-five percent (25%) of the sum of the Value of Unencumbered Assets at the beginning of such period plus the increase therein as a result of all Projects added to Unencumbered Assets during such period.

      9.6. Liens. Create, incur, or suffer to exist (or permit any of its Subsidiaries to create, incur, or suffer to exist) any Lien in, of or on the Property of any member of the Consolidated Operating Partnership other than:

                  (i) Liens for taxes, assessments or governmental charges or levies on their Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on their books;

                  (ii) Liens which arise by operation of law, such as carriers', warehousemen's, landlords', materialmen and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                  (iv) Utility easements, building restrictions, zoning restrictions, easements and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

                  (v) Liens of any Subsidiary in favor of the Borrower or General Partner; and

                  (vi) Liens arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a violation of any of the provisions of this Agreement.

Liens permitted pursuant to this Section 9.6 shall be deemed to be "Permitted Liens".

      9.7. Regulation U. Use any of the proceeds of the Facility in a manner which would cause the Facility to be treated as a "Purpose Credit."

      9.8.  Indebtedness and Cash Flow Covenants. Permit or suffer:

            (a) as of the last day of any fiscal quarter, the ratio of (A) the sum of (1) EBITDA of the Consolidated Operating Partnership plus (2) interest income (other

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

      than any interest income from assets being used to support Defeased Debt) to (B) the sum of (1) Debt Service plus, without duplication, (2) all payments on account of preferred stock or preferred partnership units of any member of the Consolidated Operating Partnership for such quarter plus
      (3) all ground lease payments due from any member of the Consolidated Operating Partnership to the extent not deducted as an expense in calculating EBITDA of the Consolidated Operating Partnership, to be less than 1.75 to 1.0, based on annualizing the results of such fiscal quarter;

            (b) as of any day, Consolidated Total Indebtedness to exceed 55% of Implied Capitalization Value of the Consolidated Operating Partnership;

            (c) as of any day, Indebtedness which does not bear interest at a fixed rate or is not subject to interest rate protection products reasonably approved by the Administrative Agent to exceed, in the aggregate, twenty percent (20%) of the Implied Capitalization Value of the Consolidated Operating Partnership.

            (d) as of any day, the ratio of Value of Unencumbered Assets to outstanding Consolidated Senior Unsecured Debt to be less than 1.60;

            (e) as of the last day of any fiscal quarter, the ratio obtained by dividing (a) Property Operating Income from Unencumbered Assets qualifying for inclusion in the calculation of Value of Unencumbered Assets for such quarter by (b) Debt Service on all Consolidated Senior Unsecured Debt for such quarter to be less than 1.75 to 1;

            (f) as of any day, Consolidated Secured Debt to exceed 35% of Implied Capitalization Value of the Consolidated Operating Partnership;

            (g) as of the last day of any fiscal quarter, Market Value Net Worth of the Consolidated Operating Partnership to be less than the sum of
      (i) $1,500,000,000 plus (ii) seventy-five percent (75%) of the aggregate proceeds received (net of customary related fees and expenses) in connection with any equity offering (including any issuance of shares in the General Partner or units in the Borrower) after March 31, 2004.

To the extent the Consolidated Operating Partnership has Defeased Debt, both the underlying debt and interest payable thereon and the financial assets used to defease such debt and interest earned thereon shall be excluded from calculations of the foregoing financial covenants.

      9.9. Mergers and Dispositions. Enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a substantial portion of its properties, except for: such transactions that occur between wholly-owned Subsidiaries; transactions where Borrower and the General Partner are the surviving entities and there is no change in business conducted or loss of an investment grade credit rating, and no Default or Event of Default under the Loan Documents results from such transaction; or as otherwise approved in advance by the Lenders. Borrower will notify the Administrative Agent (who will promptly notify Lenders) of any acquisitions, dispositions, mergers or asset purchases involving assets valued in excess of 10% of the Consolidated Operating Partnership's then-current Market Value Net Worth and certify compliance with covenants after giving effect to such proposed acquisition, disposition, merger, or asset purchase regardless of whether any consent is required.

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

      9.10. Negative Pledge. Borrower agrees that throughout the term of this Facility, no "negative pledge" on any Project then included in Unencumbered Assets restricting Borrower's (or wholly-owned Subsidiary's) right to sell or encumber such Project shall be given to any other lender or creditor or, if such a "negative pledge" is given, the Project affected shall be immediately excluded from Unencumbered Assets.

      9.11. Maximum Revenue from Single Tenant. Permit the rent revenue (exclusive of tenant reimbursements) received from a single tenant during any quarter (as annualized), to exceed 7.5% of the Consolidated Operating Partnership's total rent revenue (as annualized) as of the last day of such quarter, except where the Consolidated Operating Partnership's noncompliance arises from a merger of tenants or other causes outside of the Consolidated Operating Partnership's control.

      9.12. Issuance of Senior Preferred Stock. Issue any Senior Preferred Stock without the prior written consent of the Required Lenders.

                                   Article X.

                                    DEFAULTS

      The occurrence of any one or more of the following events shall constitute an Event of Default:

      10.1. Nonpayment of Principal. The Borrower fails to pay any principal portion of the Obligations when due, whether on the Maturity Date or otherwise.

      10.2. Certain Covenants. The Borrower, General Partner and/or Consolidated Operating Partnership, as the case may be, is not in compliance with any one or more of Sections 8.10, 8.13, 9.3, 9.4, 9.5, 9.6, 9.8, 9.9, 9.10 or 9.11 hereof.

      10.3. Nonpayment of Interest and Other Obligations. The Borrower fails to pay any interest or other portion of the Obligations, other than payments of principal, and such failure continues for a period of five (5) days after the date such payment is due.

      10.4. Cross Default. Any monetary default occurs (after giving effect to any applicable cure period) under any other Indebtedness (which includes liability under Guaranties) of Borrower or the General Partner, singly or in the aggregate, in excess of Ten Million Dollars ($10,000,000), other than (i) Indebtedness arising from the purchase of personal property or the provision of services, the amount of which is being contested by Borrower or (ii) Indebtedness which is "non-recourse", i.e., which is not recoverable by the creditor thereof from the general assets of the Borrower, the General Partner or any of their Affiliates, but is limited to the proceeds of certain real estate, improvements and related personal property.

      10.5. Loan Documents. Any Loan Document is not in full force and effect or a default has occurred and is continuing thereunder after giving effect to any cure or grace period in any such document.

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

      10.6. Representation or Warranty. At any time or times hereafter any representation or warranty set forth in Articles VI or VII of this Agreement or in any other Loan Document or in any statement, report or certificate now or hereafter made by the Borrower or the General Partner to the Lenders or the Administrative Agent is not true and correct in any material respect.

      10.7. Covenants, Agreements and Other Conditions. The Borrower or the General Partner fails to perform or observe any of the other covenants, agreements and conditions contained in Articles VIII and IX (except for Sections 8.10, 8.13, 9.3, 9.4, 9.5, 9.6, 9.8, 9.9, 9.10 or 9.11 hereof) and elsewhere in this Agreement or any of the other Loan Documents in accordance with the terms hereof or thereof, not specifically referred to herein, and such Default continues unremedied for a period of thirty (30) days after written notice from Administrative Agent, provided, however, that if such Default is susceptible of cure but cannot by the use of reasonable efforts be cured within such thirty
(30) day period, such Default shall not constitute an Event of Default under this Section 10.7 so long as (i) the Borrower or the General Partner, as the case may be, has commenced a cure within such thirty-day period and (ii) thereafter, Borrower or General Partner, as the case may be, is proceeding to cure such default continuously and diligently and in a manner reasonably satisfactory to Lenders and (iii) such default is cured not later than sixty
(60) days after the expiration of such thirty (30) day period.

      10.8. No Longer General Partner. The General Partner shall no longer be the sole general partner of Borrower.

      10.9. Material Adverse Financial Change. The Borrower or General Partner has suffered a Material Adverse Financial Change or is Insolvent.

      10.10. Bankruptcy.

            (a) The General Partner, the Borrower or any Subsidiary having more than $10,000,000 of Equity Value (as defined below) shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 10.10(a), (vi) fail to contest in good faith any appointment or proceeding described in Section 10.10(b) or (vii) not pay, or admit in writing its inability to pay, its debts generally as they become due. As used herein, the term "Equity Value" of a Subsidiary shall mean (1) Property Operating Income of such Subsidiary's Properties owned as of the Agreement Execution Date capitalized at a 10.5% rate, plus (2) the purchase price of any of such Subsidiary's Properties acquired after the Agreement Execution Date less
      (3) any Indebtedness of such Subsidiary;

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

            (b) A receiver, trustee, examiner, liquidator or similar official shall be appointed for the General Partner, Borrower or any Subsidiary having more than $10,000,000 of Equity Value or any substantial portion of any of their Properties, or a proceeding described in Section 10.10(a)(iv) shall be instituted against the General Partner, the Borrower or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

      10.11. Legal Proceedings Borrower or General Partner is enjoined, restrained or in any way prevented by any court order or judgment or if a notice of lien, levy, or assessment is filed of record with respect to all or any part of the Properties by any governmental department, office or agency, which could materially adversely affect the performance of the obligations of such parties hereunder or under the Loan Documents, as the case may be, or if any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent the foregoing parties from conducting all or a substantial part of their respective business affairs and failure to vacate, stay, dismiss, set aside or remedy the same within ninety (90) days after the occurrence thereof.

      10.12. ERISA. Borrower or General Partner is deemed to hold "plan assets" within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code).

      10.13. [Intentionally Omitted.]

      10.14. Failure to Satisfy Judgments. The General Partner, the Borrower or any of its Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against the General Partner, the Borrower or any Subsidiary would exceed $10,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith, unless the liability is insured against and the insurer has not challenged coverage of such liability.

      10.15. Environmental Remediation. Failure to remediate within the time period required by law or governmental order, (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems in violation of applicable law related to Properties of Borrower and/or its Subsidiaries where the estimated cost of remediation is in the aggregate in excess of $20,000,000, in each case after all administrative hearings and appeals have been concluded.

                                  Article XI.

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

      11.1. Acceleration. If any Event of Default described in Section 10.10 hereof occurs, the obligation of the Lenders to make Advances and of the Issuing Bank to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable. If any other Event of Default described in Article X hereof occurs, such obligation to make Advances and to issue Facility Letters of Credit shall be terminated and at the election of the Required Lenders, the Obligations may be declared to be due and payable.

      In addition to the foregoing, following the occurrence of an Event of Default and so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Required Lenders the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in the Letter of Credit Collateral Account, which funds shall be invested by the Administrative Agent from time to time in its discretion in certificates of deposit of Bank One having a maturity not exceeding thirty (30) days. Such funds shall be promptly applied by the Administrative Agent to reimburse the Issuing Bank for drafts drawn from time to time under the Facility Letters of Credit and to pay any fees or other amounts due with respect thereto. Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless the Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

      11.2. Preservation of Rights; Amendments. No delay or omission of the Lenders in exercising any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Administrative Agent and the number of Lenders required hereunder and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lenders until the Obligations have been paid in full.

                                  Article XII.

                            THE ADMINISTRATIVE AGENT

      12.1. Appointment. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this
Article XII. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent
(i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within

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the meaning of the term "secured party" as defined in the Illinois Uniform
Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

      12.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

      12.3. General Immunity. Neither the Administrative Agent (in its capacity as Administrative Agent) nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Subject to the express terms hereof, the Administrative Agent will, unless otherwise instructed as described in Section 12.5, endeavor to administer the Facility in substantially the same manner as it administers similar credit facilities held for its own account.

      12.4. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent (in its capacity as Administrative Agent) nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent (either in its capacity as Administrative Agent or in its individual capacity).

      12.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      12.6. Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to

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the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

      12.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of outside counsel selected by the Administrative Agent.

      12.8. Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in accordance with their respective Percentages (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other reasonable expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent (in its capacity as Administrative Agent and not as a Lender) in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

      12.9. Rights as a Lender. With respect to the Commitment, Advances made by it and the Note issued to it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent, in its individual capacity, may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

      12.10. [Intentionally Omitted.]

      12.11. Lender Credit Decision Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

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      12.12. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this
Article XII shall continue in effect for the benefit of such Administrative
Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 12.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

      12.13. Notice of Defaults. If a Lender becomes aware of a Default or Event of Default, such Lender shall notify the Administrative Agent of such fact. Upon receipt of such notice that a Default or Event of Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact.

      12.14. Requests for Approval. If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten Business Days (or sooner if such notice specifies a shorter period, but in no event less than five Business Days for responses based on Administrative Agent's good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent

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provided that the request for approval states the time by which a response is needed before approval is deemed given. If the Lender does not so respond, that Lender shall be deemed to have approved the request. Upon request, the Administrative Agent shall notify the Lenders which Lenders, if any, failed to respond to a request for approval.

      12.15. Copies of Documents. Administrative Agent shall promptly deliver to each of the Lenders copies of all notices of default and other formal notices sent or received and according to Section 15.1 of this Agreement. Administrative Agent shall deliver to Lenders within 15 Business Days following receipt, copies of all financial statements, certificates and notices received regarding the General Partner's ratings except to the extent such items are required to be furnished directly to the Lenders by Borrower hereunder. Within fifteen Business Days after a request by a Lender to the Administrative Agent for other documents furnished to the Administrative Agent by the Borrower, the Administrative Agent shall provide copies of such documents to such Lender except where this Agreement obligates Administrative Agent to provide copies in a shorter period of time.

      12.16. Defaulting Lenders. At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders, such Defaulting Lender or all Lenders shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender. If a Defaulting Lender has failed to fund its Percentage of any Advance and until such time as such Defaulting Lender subsequently funds its Percentage of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its Percentage (such principal, interest and fees being referred to as "Senior Loans" for the purposes of this section). All amounts paid by the Borrower and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Administrative Agent to the other Lenders in accordance with their respective Percentages (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full. At that point, the "Defaulting Lender" shall no longer be deemed a Defaulting Lender. After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this Section 12.16. This provision governs only the relationship among the Administrative Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this Section 12.16 shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or
(iii) the suspension of such Defaulting Lender's right to vote on matters as provided above.

      12.17. Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of

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the indemnification, waiver and other protective provisions to which the
Administrative Agent is entitled under Articles XII and XIV.

      12.18. Co-Agents, Managing Agents, Documentation Agent, Syndication Agent, etc. Neither any of the Lenders identified in this Agreement as a "co-agent" or "managing agent" nor the Documentation Agent or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 12.11.

                                 Article XIII.

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

      13.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with
Section 13.3, and (iii) any transfer by Participation must be made in compliance with Section 13.2. Any attempted assignment or transfer by any party not made in compliance with this Section 13.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section
13.3.3. The parties to this Agreement acknowledge that clause (ii) of this
Section 13.1 relates only to absolute assignments and this Section 13.1 does not prohibit assignments creating security interests, including, without limitation,
(x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 13.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

      13.2. Participations.

            13.2.1 Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to

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      such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

            13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 14.13 or of any other Loan Document.

            13.2.3 Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
      Section 14.15(a) in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 14.15(a) with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 14.15(a), agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 14.15(b) as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.2, 4.4 and 4.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 4.1, 4.2, 4.4 or 4.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 4.5 to the same extent as if it were a Lender.

      13.3. Assignments.

            13.3.1 Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit J or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable

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      Commitment and Loans of the assigning Lender or (unless each of the
      Borrower and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment.

            13.3.2 Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. The consent of the Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. Any consent required under this Section 13.3.2 shall not be unreasonably withheld or delayed.

            13.3.3 Effect; Effective Date of Assignment. Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Sections 13.3.1 and 13.3.2, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.3, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

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

            13.3.4 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      13.4. Dissemination of Information. Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Borrower and General Partner. Each Transferee shall agree in writing to keep confidential any such information which is not publicly available.

      13.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 4.5(ii).

                                  Article XIV.

                               GENERAL PROVISIONS

      14.1. Survival of Representations. All representations and warranties contained in this Agreement shall survive delivery of the Notes and the making of the Advances herein contemplated.

      14.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      14.3. Taxes. Any recording and other taxes (excluding franchise, income or similar taxes) or other similar assessments or charges payable or ruled payable by any governmental authority incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Borrower, together with interest and penalties, if any.

      14.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      14.5. No Third Party Beneficiaries. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

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      14.6. Expenses; Indemnification. Subject to the provisions of this
Agreement, Borrower will pay (a) all out-of-pocket costs and expenses incurred by the Administrative Agent and the Arranger (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel, which counsel may be employees of Administrative Agent) in connection with the preparation, execution and delivery of this Agreement, the Notes, the Loan Documents and any other agreements or documents referred to herein or therein and any amendments thereto, (b) all out-of-pocket costs and expenses incurred by the Administrative Agent and the Lenders (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel to the Administrative Agent and the Lenders, which counsel may be employees of Administrative Agent or the Lenders) in connection with the enforcement and protection of the rights of the Lenders under this Agreement, the Notes, the Loan Documents or any other agreement or document referred to herein or therein, and (c) all reasonable and customary costs and expenses of periodic audits by the Administrative Agent's personnel of the Borrower's books and records provided that prior to an Event of Default, Borrower shall be required to pay for only one such audit during any year. The Borrower further agrees to indemnify the Lenders, their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lenders is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Advance hereunder, except that the foregoing indemnity shall not apply to a Lender to the extent that any losses, claims, etc. are the result of such Lender's gross negligence or willful misconduct. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

      14.7. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      14.8. Nonliability of the Lenders. The relationship between the Borrower and the Lenders shall be solely that of borrower and lender. The Lenders shall not have any fiduciary responsibilities to the Borrower. The Lenders undertake no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

      14.9. Choice of Law. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      14.10. Consent to Jurisdiction. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL

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

CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDERS OR ANY AFFILIATE OF THE LENDERS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

      14.11. Waiver of Jury Trial. THE BORROWER, THE GENERAL PARTNER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      14.12. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents. Any assignee or transferee of the Notes agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of the Notes, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Notes or of any note or notes issued in exchange therefor.

      14.13. Entire Agreement; Modification of Agreement. The Loan Documents embody the entire agreement among the Borrower, General Partner, Administrative Agent, and Lenders and supersede all prior conversations, agreements, understandings, commitments and term sheets among any or all of such parties with respect to the subject matter hereof. Any provisions of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, and Administrative Agent if the rights or duties of Administrative Agent are affected thereby, and

            (a)   each of the Lenders if such amendment or waiver

                  (i) reduces or forgives any payment of principal or interest on the Obligations or any fees payable by Borrower to such Lender hereunder; or

                  (ii) postpones the date fixed for any payment of principal of or interest on the Obligations or any fees payable by Borrower to such Lender hereunder; or

                  (iii) changes the amount of such Lender's Commitment (other than pursuant to an assignment permitted under Section 13.3 or a reduction in the

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

            Aggregate Commitment pursuant to Section 2.17 hereof) or the unpaid principal amount of such Lender's Note; or

                  (iv)  extends the Maturity Date; or

                  (v) releases or limits the liability of the General Partner under the Loan Documents; or

                  (vi) changes the definition of Required Lenders or modifies any requirement for consent by each of the Lenders; or

                  (vii) modifies or waives any covenant contained in Sections
            8.13, 9.3, 9.5, 9.6, 9.8 or 9.10 hereof; or

            (b) the Required Lenders, to the extent expressly provided for herein and in the case of all other waivers or amendments if no percentage of Lenders is specified herein.

      14.14. Dealings with the Borrower. The Lenders and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower or the General Partner or any of their Affiliates regardless of the capacity of the Lenders hereunder.

      14.15. Set-Off.

            (a) If an Event of Default shall have occurred, each Lender shall have the right, at any time and from time to time without notice to the Borrower, any such notice being hereby expressly waived, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower against and on account of all outstanding Obligations and all Obligations which from time to time may become due hereunder and all other obligations and liabilities of the Borrower under this Agreement, irrespective of whether or not such Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured.

            (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest or fees due with respect to any Note held by it (other than payments received pursuant to Sections 4.1, 4.2, 4.3 and 4.5) which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest or fees due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders and such other adjustments shall be made as may be required so that all such payments of principal, interest or Fees with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata according to their respective Commitments.

      14.16. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may

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

execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and each of the Lenders shown on the signature pages hereof.

                                   Article XV.

                                     NOTICES

      15.1. Giving Notice. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes). Notice may be given as follows:

               To the Borrower:

                         First Industrial, L.P.
                         c/o First Industrial Realty Trust, Inc.
                         311 South Wacker Drive
                         Suite 4000
                         Chicago, Illinois  60606
                         Attention:  Mr. Scott Musil
                         Telecopy:  (312) 895-9380

               To General Partner:

                         First Industrial Realty Trust, Inc.
                         311 South Wacker Drive
                         Suite 4000
                         Chicago, Illinois  60606
                         Attention:  Mr. Michael Havala
                         Telecopy:  (312) 922-9851

               Each of the above with a copy to:

                         Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP 333 West Wacker Drive
                         Suite 2700
                         Chicago, Illinois  60606
                         Attention:  Suzanne Bessette-Smith, Esq.
                         Telecopy:  (312) 984-3150

               To each Lender:

                         As shown below the Lenders' signatures.

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

               To the Administrative Agent:

                         Bank One, NA
                         1 Bank One Plaza
                         Mail Code: IL1-0315
                         Chicago, Illinois  60670
                         Attention:  Corporate Real Estate
                         Telecopy:  (312) 325-3122

               With a copy to:

                         Sonnenschein Nath & Rosenthal LLP
                         8000 Sears Tower
                         Chicago, Illinois  60606
                         Attention:  Steven R. Davidson, Esq.
                         Telecopy:  (312) 876-7934

      15.2. Change of Address. Each party may change the address for service of notice upon it by a notice in writing to the other parties hereto.

                  [Remainder of page intentionally left blank]

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

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BORROWER:                          FIRST INDUSTRIAL, L.P.

                                   By: FIRST INDUSTRIAL REALTY TRUST, INC.,
                                       its General Partner

                                       By: /s/ Scott A. Musil
                                       ------------------------------------
                                       Title: Senior VP, Controller, Treasurer
                                       and Asst. Secretary

GENERAL PARTNER:                   FIRST INDUSTRIAL REALTY TRUST, INC.

                                   By:/s/ Scott A. Musil
                                      ----------------------------------
                                   Title: Senior VP, Controller, Treasurer
                                   and Asst. Secretary

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

LENDERS:                           BANK ONE, NA, Individually and as Agent
Administrative

                                   By: /s/ Dennis J. Redpath
                                       --------------------------------
                                   Title: Director

                                   Address for Notices:

                                   1 Bank One Plaza
                                   Chicago, Illinois 60670
                                   Attention:  Corporate Real Estate
                                   Telephone: 312/732-3044
                                   Telecopy: 312/732-5939

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

                                   WACHOVIA BANK, NATIONAL
                                   ASSOCIATION, Individually and as Syndication
                                   Agent

                                   By: /s/ Cathy A. Casey
                                       ----------------------------------------
                                   Title: Director

                                   Address for Notices:

                                   191 Peachtree Street N.E.
                                   Atlanta, Georgia 30303
                                   Attention: Cathy Casey
                                   Telephone: 404/332-5649
                                   Telecopy: 404/332-4066

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

                                   COMMERZBANK, AG, Individually and as
                                   Documentation Agent


                                   By: /s/ Douglas Traynor
                                       ---------------------------------------
                                   Title: Senior Vice President

                                   By: /s/ Christian Berry
                                       ---------------------------------------
                                   Title: Vice President

                                   Address for Notices:

                                   Two World Financial Center, 34th Floor
                                   New York, New York 10281
                                   Attention: Christian Berry
                                   Telephone: 212/266-7206
                                   Telecopy: 212/266-7565

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

                                   PNC BANK, NATIONAL ASSOCIATION,
                                   Individually and as Documentation
                                   Agent

                                   By: /s/ Zachary K. Ellis
                                       ---------------------------------------
                                   Title: Assistant Vice President

                                   Address for Notices:

                                   One PNC Plaza
                                   249 Fifth Avenue
                                   Pittsburgh, Pennsylvania  15222
                                   Attention:  Zachary K. Ellis
                                   Telephone:  412/762-5627
                                   Telecopy:  412/762-6500

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                                   WELLS FARGO BANK, N.A., Individually and as
                                   Documentation Agent

                                   By: /s/ Scott S. Solis
                                       --------------------------------------
                                   Title: Vice President

                                   Address for Notices:

                                   123 North Wacker Drive, Suite 1900
                                   Chicago, Illinois 60606
                                   Attention: Scott S. Solis
                                   Telephone: 312/269-4818
                                   Telecopy: 312/782-0969

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

                                   AMSOUTH BANK

                                   By: /s/ Robert Blair
                                       -------------------------------------
                                   Title: Vice President

                                   Address for Notices:

                                   1900 5th Avenue, North
                                   AmSouth Center, 15th Floor
                                   Birmingham, Alabama 35203
                                   Attention: Robert Blair
                                   Telephone: 205/326-4071
                                   Telecopy: 205/326-4075

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                                   SOUTHTRUST BANK

                                   By: /s/ Jim Miller
                                      -------------------------------------
                                   Title: Group Vice President

                                   Address for Notices:

                                   Mail Code B-024-AS-0022
                                   171 17th Street, 6th Floor
                                   Atlanta, Georgia 30363
                                   Attention: Jim Miller
                                   Telephone: 404/214-5904
                                   Telecopy: 404/214-3728

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

                                   PB CAPITAL CORPORATION

                                   By: /s/ Daryle S. Aguam
                                      ----------------------------------------
                                   Title: Assistant Vice President

                                   By: /s/ Perry Forman
                                      ---------------------------------------
                                   Title: Vice President

                                   Address for Notices:

                                   590 Madison Avenue
                                   New York, New York 10022-2540
                                   Attention: Perry Forman
                                   Telephone: 212/756-5947
                                   Telecopy: 212/756-5613

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

                                   THE NORTHERN TRUST COMPANY

                                   By: /s/ Robert Wiarda
                                       -------------------------------------
                                   Title: Vice President

                                   Address for Notices:

                                   50 South LaSalle Street
                                   Chicago, Illinois 60675
                                   Attention: Robert Wiarda
                                   Telephone: 312/444-3380
                                   Telecopy: 312/444-7028

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

                                   CHEVY CHASE BANK, F.S.B.

                                   By: /s/ Frederick H. Denecke
                                       ------------------------------------
                                   Title: Vice President

                                   Address for Notices:

                                   7501 Wisconsin Avenue, 12th Floor
                                   Bethesda, Maryland 20814
                                   Attention:  Frederick H. Denecke
                                   Telephone: 240/497-7735
                                   Telecopy: 240/497-7714

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

                                   BANK OF MONTREAL


                                   By: /s/ Eduardo Mendoza
                                       --------------------------------------
                                   Title: Vice President

                                   Address for Notices:

                                   115 South LaSalle Street, 10th Floor
                                   Chicago, Illinois 60603
                                   Attention: Eduardo Mendoza
                                   Telephone: 312/461-7521
                                   Telecopy: 312/293-5850

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

                                   COMERICA BANK

                                   By: /s/ Casey L. Ostrander
                                       ------------------------------------
                                   Title: Vice President

                                   Address for Notices:

                                   500 Woodward
                                   Detroit, Michigan 48226-3256
                                   Attention: Leslie Vogel
                                   Telephone: 313/222-9290
                                   Telecopy: 313/222-9295

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                                   FIFTH THIRD BANK (CHICAGO)

                                   By: /s/ Joseph A. Wemhoff
                                       ------------------------------------
                                   Title: Vice President

                                   Address for Notices:

                                   1601 W. Golf Road, Tower One, GRLM9K
                                   Rolling Meadows, Illinois  60008
                                   Attention: Joseph A. Wemhoff
                                   Telephone: 847/354-7183
                                   Telecopy: 847/354-7330

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